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                                                                 Exhibit 10.7





                               LICENCE GRANTED BY

                THE SECRETARY OF STATE FOR TRADE AND INDUSTRY TO

                           HERMES EUROPE RAILTEL B.V.

               UNDER SECTION 7 OF THE TELECOMMUNICATIONS ACT 1984







                                18 December 1996



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                                TABLE OF CONTENTS


THE LICENCE

SCHEDULE 1:    CONDITIONS INCLUDED UNDER SECTION 7 OF THE ACT

PART 1:   Definitions and interpretation relating to the Conditions in
          Schedule 1

PART 2:   Special Conditions referred to in section 8 of the Act

1    Requirement to provide telecommunication services

2    Directory Information

3    Public Emergency Call Services

4    Planning and implementation of special arrangements for Emergencies

5    Requirement to provide Connection Services and connection of apparatus

6    Provision by others of services by means of the Applicable Systems

7    Publication of charges, terms and conditions to be applied

8    Prohibition on undue preference and undue discrimination

PART 3:   Other Conditions included under section 7 of the Act

9 Maintenance of effective competition where the licensee operates a system or provides services overseas

10   Fair Trading

11   Essential Interfaces

12   Customer Interface Standards

13   Metering and Billing Arrangements
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14   Numbering arrangements

15   Arrangements for proportionate return

16   Arrangements for parallel accounting

17   Prohibition of exclusive dealing in international services

18   Notification of changes in Shareholdings

19   Licensee's Group

20   Payment of fees

21   Requirement to furnish information to the Director

22   Requirement to submit accounts to the Director

23   Exceptions and limitations on obligations in Schedule 1

SCHEDULE 2:    REVOCATION

SCHEDULE 3:    AUTHORISATION TO CONNECT OTHER TELECOMMUNICATION
               SYSTEMS AND APPARATUS TO THE APPLICABLE SYSTEMS AND TO PROVIDE TELECOMMUNICATION SERVICES BY MEANS OF
               THE APPLICABLE SYSTEMS

SCHEDULE 4: EXCEPTIONS AND CONDITIONS RELATING TO THE APPLICATION OF THE TELECOMMUNICATIONS CODE

PART 1:   Definitions and interpretation relating to Schedule 4

1    Conservation Areas

2    Listed Buildings and Ancient Monuments

3    Overhead Lines

4    National Parks Etc.

5    National Trust and National Trust for Scotland

6    Maintainable Highways and Public Roads
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7    Placing of Underground Lines in Ducts

8    Height of Overhead Lines

9    Maintenance and the Safety of Apparatus

10   Arrangements with Electricity Suppliers

11   Instructions for the Installation of Apparatus

12   Records of Apparatus

13   Funds for Meeting Liabilities

14   Emergency Works and Urgent Works

15   Public Events and Construction Sites

16   Emergency Organisations

17   Public Inspection of Code Related Licence Conditions
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                                       1


                               LICENCE GRANTED BY
                THE SECRETARY OF STATE FOR TRADE AND INDUSTRY TO
                           HERMES EUROPE RAILTEL B.V.
               UNDER SECTION 7 OF THE TELECOMMUNICATIONS ACT 1984

THE LICENCE

1     The Secretary of State, in exercise of the powers conferred on him by section 7 of the Telecommunications Act 1984 (hereinafter referred to as "the Act") and after consulting the Director hereby grants to Hermes Europe Railtel B.V. hereinafter referred to as "the Licensee") a licence, for the period specified in paragraph 3, subject to the Conditions set out in the Schedule 1 and to revocation as provided for in paragraph 3 and in Schedule 2, to run telecommunication systems of every description within the United Kingdom ("the Applicable Systems") and authorises the Licensee to do all or any of the acts specified in Schedule 3.

2     The Telecommunications Code contained in Schedule 2 to the Act shall apply to the Licensee for all purposes except those not relating to the Applicable Systems and subject to the other exceptions and conditions set out in Schedule 4 for so long as this licence is one to which section 8 of the Act applies.

Duration

3     This Licence shall enter into force on the date of signature and shall be of six months duration in the first instance but, without prejudice to Schedule 2 to this Licence, shall be subject to revocation thereafter on one month's notice in writing of such revocation.

Interpretation

4     The Interpretation Act 1978 shall apply for the purpose of interpreting this Licence as if it were an Act of Parliament. In this Licence, except as hereinafter provided or unless the context otherwise requires, words or expressions shall have the meaning assigned to them and otherwise any word or expression shall have the same meaning as it has in the Act. For the purposes of interpreting this Licence, headings and titles shall be disregarded.

5     In this Licence, "Licence" means a licence granted or having effect as if granted under section 7 of the Act.

6     For the purposes of this Licence the "Applicable Systems" means any or all of the telecommunication systems run by the Licensee under this Licence unless the context otherwise requires.

7     Where this Licence provides for any power of the Secretary of State or the
Director to give any direction or consent or make any specification, designation or determination, it implies, unless the contrary intention appears, a power, exerciseable in the
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                                       2


same manner and subject to the same conditions or limitations, to revoke, amend or give or make again any such direction, consent, specification, designation or determination.

8     Any notification which is required to be given under this Licence by the
Secretary of State or the Director shall be satisfied by serving the document by post on the Licensee at the Licensee's registered office.


                                    /s/ [ILLEGIBLE]

                                    Parliamentary Under Secretary of State
                                      for Science and Technology
                                      18 December 1996
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                                       3


SCHEDULE 1: CONDITIONS INCLUDED UNDER SECTION 7 OF THE ACT

PART 1:     DEFINITIONS AND INTERPRETATION RELATING TO THE
            CONDITIONS IN SCHEDULE 1

1     In this Schedule unless the context otherwise requires:

      (a) "Accounting Rate Service" means each telecommunications service to each country and territory for which a separate accounting rate has been agreed, not including Transit Services;

      (b) "Applicable Terminal Equipment" means apparatus which is applicable terminal equipment within the meaning of regulation 4 of the Telecommunications Terminal Equipment Regulations 1992;

      (c) "Approved Apparatus" means in relation to any system apparatus approved under section 22 of the Act for connection to that system;

      (d) "Associated Person" means any member of the Licensee's Group or a person with a Participating Interest in a member of the Licensee's Group or in whom a member of the Licensee's Group has a Participating Interest;

      (e) "Authorised Overseas System" means any telecommunication system outside the United Kingdom which is authorised to be connected to the Applicable Systems under Schedule 3;

      (f) "Compatibility" means that between the parties concerned there is no reasonably foreseeable risk of:

            (i)   duplication of any Number; or

            (ii)  any other related effect,

            such as would introduce ambiguity or errors or impose undue restrictions on any user or group of users;

      (g) "Compliant Terminal Equipment" means Applicable Terminal Equipment which satisfies the requirements of regulation 8 of the Telecommunications Terminal Equipment Regulations 1992;

      (h)   "Condition" means a Condition in this Schedule;

      (i) "Connectable System" means a telecommunication system which is authorised to be run under a Licence which authorises connection of that system to the Applicable Systems;
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                                       4


      (j) "Connection Service" means a telecommunication service consisting in the conveyance of any Message which has been, or is to be, conveyed by means of the Applicable Systems;

      (k) "Dwelling-House" has the same meaning as in section 202 of the Broadcasting Act 1990;

      (l) "Emergency" means an emergency of any kind, including any circumstance whatever resulting from major accidents, natural disasters and incidents involving toxic or radio-active materials;

      (m)   "Emergency Organisations" means in respect of any locality:

            (i) the relevant public police, fire, ambulance and coastguard services for that locality; and

            (ii) any other similar organisation in respect of which any public telecommunications operator licensed to operate in the locality in question is providing a Public Emergency Call Service on the day on which this Licence enters into force;

      (n) "Essential Interface" means in respect of a Point of Connection an interface at which in the opinion of the Director it is essential that interoperability between the Applicable Systems and the respective Operator's systems is available;

      (o) "Group" means a parent undertaking and its subsidiary undertaking or undertakings within the meaning of section 258 of the Companies Act 1985 as substituted by section 21 of the Companies Act 1989; and "Licensee's Group" means a Group in respect of which the Licensee is either a parent undertaking or a subsidiary undertaking;

      (p) "International Business" means the business of providing telecommunication services including, without limitation, any services comprised in a Relevant International Function, which consist in the conveyance of Messages to countries or territories outside the United Kingdom carried on under a Licence and include the running of such parts of the Applicable Systems as are used for the provision of those services, and the installation, maintenance, adjustment, repair, alteration, moving, removal or replacement of such Systems and any apparatus comprised therein;

      (q) "International Conveyance Service" means a telecommunication service consisting in the conveyance of any Message which has been or is to be conveyed by means of any telecommunication system outside the United Kingdom the connection of which to the system by means of which that service is provided is authorised by a Licence;
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                                       5


      (r) "International Private Leased Circuit" means a communication facility which is:

            (i) comprised both in a public telecommunication system and in an equivalent telecommunication system in a country or territory other than the United Kingdom;

            (ii) for the conveyance of Messages between points, all of which are points of connection between telecommunication systems referred to in paragraph 1(r)(i) and other telecommunication systems;

            (iii) made available to a particular person or particular persons;

            (iv) such that all of the Messages transmitted at any of the points mentioned in paragraph 1(r)(ii) are received at every other such point; and

            (v) such that the points mentioned in paragraph 1(r)(ii) are fixed by the way in which the facility is installed and cannot otherwise be selected by persons or telecommunication apparatus sending Messages by means of that facility;

      (s) "International Simple Data Resale Services" means telecommunication services consisting in the conveyance of Messages which do not include two-way live speech, but include only such switching, processing, data storage or protocol conversion as is necessary for the conveyance of those Messages in real time, which have been or are to be conveyed by means of all of the following:

            (i)   a Public Switched Network;

            (ii)  an International Private Leased Circuit; and

            (iii) the equivalent of a Public Service Network in another country or territory;

            provided that conveyance of a Message by means of a Public Switched Network or, as the case may be, the equivalent of a Public Switched Network in another country or territory shall be disregarded where that Message is so conveyed in circumstances specified for the time being by the Secretary of State as not being material for the purposes of paragraph 3 of Schedule 3 to this Licence and included in a list kept for that purpose by the Director and made available by him for inspection by the general public;

      (t) "International Simple Voice Resale Services" means telecommunication services consisting in the conveyance of Messages which include two-way live speech which have been or are to be conveyed by means of all of the
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                                       6


            following:

            (i)   a Public Switched Network;

            (ii)  an international Private Leased Circuit; and

            (iii) the equivalent of a Public Switched Network in another country or territory;

            provided that conveyance of a Message by means of a Public Switched Network or, as the case may be, the equivalent of a Public Switched Network in another country or territory shall be disregarded where that Message is so conveyed in circumstances specified for the time being by the Secretary of State as not being material for the purposes of paragraph 3 of Schedule 3 to this Licence and included in a list kept for the purpose by the Director and made available by him for inspection by the general public;

      (u) "Long Line Public Telecommunications Operator" means a public telecommunications operator who is authorised by a Licence to provide telecommunication services consisting in the conveyance of Messages by fixed links run by that operator over distances greater than 50 linear kilometres;

      (v) "Major Office" means the Licensee's registered office and such other offices as the Director, having consulted the Licensee, may direct;

      (w)   "Message" means anything falling within paragraphs (a) to (d) of section 4(1) of the Act;

      (x) "Network Connecting Apparatus" means telecommunication apparatus comprised in the Applicable Systems which is not Network Termination and Testing Apparatus and is connected to another telecommunication system;

      (y)   "Network Termination Point" means any point:

            (i) within an item of Network Connecting Apparatus at which energy of any of the forms specified in section 4(1) of the Act is conveyed directly to or from apparatus comprised in a telecommunication system other than one in which that Network Connecting Apparatus is comprised; or

            (ii) within an item of Network Termination and Testing Apparatus at which such energy is conveyed directly to any Relevant Terminal Apparatus;

      (z) "Network Termination and Testing Apparatus" means an item of telecommunication apparatus comprised in the Applicable Systems installed in a fixed position on Served Premises which enables:
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                                       7


            (i) Approved Apparatus to be readily connected to, and disconnected from, the Applicable Systems;

            (ii) the conveyance of Messages between such Apparatus and the Applicable Systems; and

            (iii) the due functioning of the Applicable Systems to be tested.

            but the only other functions of which, if any, are:

            (1) to supply energy between such Apparatus and the Applicable Systems;

            (2) to protect the safety or security of the operation of the Applicable Systems; or

            (3) to enable other operations exclusively related to the running of the Applicable Systems to be performed or the due functioning of any system to which the Applicable Systems are or are to be connected to be tested (separately or together with the Applicable Systems).

      (aa) "Number" means any identifier which would need to be used in conjunction with any public switched service for the purposes of establishing a connection with any Network Termination Point, user, telecommunication apparatus connected to any Public Switched Network or service element, but not including any identifier which is not accessible to the generality of users of a public switched service;

      (ab) "Numbering Plan" means a plan describing the method adopted or to be adopted for allocating and re-allocating a Number to any Network Termination Point, user telecommunication apparatus or service element;

      (ac) "Operator" means any person who is authorised by a Licence to run a Relevant Connectable System;

      (ad) "Parent Undertaking" has the same meaning as in section 258 of the Companies Act l985 as substituted by section 21 of the Companies Act 1989;

      (ae) "Participating Interest" has the same meaning as in section 260 of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989;

      (af) "Point of Connection" means a point at which the Applicable Systems and an Operator's system are connected;

      (ag)  "Private Leased Circuit" means a communication facility which is:

            (i)   provided by means of one or more public telecommunication
                  systems;
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                                       8


            (ii) for the conveyance of Messages between points, all of which are points of connection between telecommunication systems referred to in paragraph l(ag)(i) and other telecommunication systems;

            (iii) made available to a particular person or particular persons;

            (iv) such that all of the Messages transmitted at any of the points mentioned in paragraph 1(ag)(ii) are received at every other such point; and

            (v) such that the points mentioned in paragraph 1(ag)(ii) are fixed by the way in which the facility is installed and cannot otherwise be selected by persons or telecommunication apparatus sending Messages by means of that facility;

      (ah) "Public Emergency Call Services" means a telecommunication service by means of which any member of the public may, at any time and without incurring any charge, by means of an item of telecommunication apparatus which is lawfully connected to the Applicable Systems and which is capable of transmitting and receiving unrestricted two way voice telephony services when so connected, communicate as swiftly as practicable with any of the Emergency Organisations for the purpose of notifying them of an Emergency;

      (ai) "Public Switched Network" means a public telecommunication system by means of which two-way telecommunication services are provided whereby Messages are switched incidentally to their conveyance, and, for the avoidance of doubt, a Public Switched Network does not include Private Leased Circuits or International Private Leased Circuits;

      (aj) "Relevant Apparatus" means any apparatus which is, or is to be, connected to any of the switched Applicable Systems;

      (ak)  "Relevant Company" means:

            (i)   the Licensee; or

            (ii)  a Parent Undertaking in relation to the Licensee;

      (al) "Relevant Connectable System" means a Connectable System which is authorised to be run under a Licence which authorises the provision by means of that system of Connection Services for reward to the general public, or any class of the general public, not being a system:

            (i) authorised to be run under a Licence granted to all persons or persons of any class; and
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                                       9


            (ii) for the connection of which, and for the provision of matters necessary for such connection, the Licensee offers terms and conditions which satisfy the requirements of Condition 7 of
                  Schedule 1.

            and not being a system which the Director has determined ought not to be deemed a Relevant Connectable System for the purposes of this Licence;

      (am) "Relevant International Function" means the business of providing any of the following telecommunication services by means of the Applicable Systems:

            (i) International Simple Voice Resale and/or International Simple Data Resale;

            (ii)  provision to others of International Private Leased Circuits;

            (iii) provision of services under any agreement falling within the description contained in Condition 5.1 in Schedule 1;

            (iv) provision of International Conveyance Services (but not including International Simple Voice Resale or International Simple Data Resale), charges for which are to be settled at accounting rates;

            (v) provision of International Conveyance Services (but not including International Simple Voice Resale or International Simple Data Resale), charges for which are not to be settled at accounting rates, and where the Messages conveyed in the provision of such service are conveyed over a circuit which is capable of conveying two-way live speech;

            (vi) provision of International Conveyance Services (including International Simple Voice Resale or International Simple Date Resale), charges for which are not to be settled at accounting rates, and where the Messages conveyed in the provision of such service are conveyed over a circuit which is not capable of conveying two-way live speech;

            (vii) the installation, maintenance, adjustment, repair, alteration, moving, removal or replacement of any apparatus comprised or to be comprised in the Applicable Systems; or

            (viii) provision of any other services included in the Licensee's
                  International Business but not included in any of (am)(i) to
                  (vii) above.

      (an) "Relevant System" means a Connectable System which is, or is to be, connected to any of the switched Applicable Systems;

      (ao)  "Relevant Terminal Apparatus" means:
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                                       10


            (i) "Terminal Apparatus", that is to say any telecommunication apparatus installed on Served Premises by means of which Messages are initially transmitted or ultimately received; and

            (ii) any other telecommunication apparatus directly connected to Terminal Apparatus (including apparatus which is Terminal Apparatus by virtue of this sub-paragraph) which would, if it were run with such Terminal Apparatus and any other apparatus by means of which it is so connected, constitute a system authorised to be run by the person running that Terminal Apparatus under a Licence;

      (ap) "Served Premises" means a single set of premises in single occupation where apparatus has been installed for the purpose of the provision of telecommunication services by means of the Applicable Systems at those premises;

      (aq) "Shares" has the same meaning as in section 259(2) of the Companies Act 1985, as substituted by section 22 of the Companies Act 1989, and the term "Shareholding" is to be construed accordingly;

      (ar) "Specified Numbering Scheme" means a scheme for the allocation and reallocation of Numbers which is specified by the Director for the purpose of this Licence and described in a list kept for that purpose by him and made available by him for inspection by the general public.

      (as) "Subscriber" means a person (other than a public telecommunications operator) to whom there are provided switched voice telephony services by means of the Applicable Systems;

      (at) "Subsidiary" has the meaning given to it in section 736 of the Companies Act 1985, as substituted by section 144(1) of the Companies Act 1989;

      (au) "Systems Business" means the following activities of the Licensee or of any wholly owned Subsidiary to the extent that they are undertaken in the United Kingdom taken together:

            (i)   the running of the Applicable Systems; and

            (ii) the installation, maintenance, adjustment, repair, alteration, moving, removal or replacement of any apparatus comprised or to be comprised in the Applicable Systems;

      (av) "Transit Service" means any telecommunications service consisting in the conveyance of any Message which originates outside the United Kingdom and is not to be terminated within the United Kingdom and for which a separate accounting rate has been agreed;
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                                       11


      (aw) "Well Established International Operator" means an Operator having 25% or more of what is in the opinion of the Director the relevant market, unless the Director determines that the Operator is not a Well Established International Operator, or an Operator having less than 25% of what is in the opinion of the Director the relevant market which is determined by the Director to be a Well Established International Operator.

2 Any reference in any Condition in this Schedule, however expressed, to the Director notifying the Licensee about any matter, affording the Licensee an opportunity to make representations, taking representations by the Licensee into account, or explaining, or giving reasons for, any matter to the Licensee, shall be without prejudice to any obligation of due process or similar obligation which the Director is or may be under by virtue of any rule or principle of law or otherwise.

3     Expressions cognate with those referred to in this Schedule shall be construed accordingly.
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                                       12


PART 2:     SPECIAL CONDITIONS REFERRED TO IN SECTION 8 OF THE ACT

                                                                     Condition 1

REQUIREMENTS TO PROVIDE TELECOMMUNICATION SERVICES

1     The Licensee shall take all reasonable steps to provide by means of the
Applicable Systems to any Operator who so requests International Conveyance Services to the extent necessary to satisfy all reasonable demands for such Services by such Operator.
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                                       13


                                                                     Condition 2

DIRECTORY INFORMATION

2.1 This Condition shall only apply where the Applicable Systems are connected to a telecommunication system not run under a Licence issued to a particular person.

2.2 Subject to paragraph 2.5. where the Licensee provides switched voice telephony services by means of any of the Applicable Systems which is connected to an Authorised Overseas System by means of which such services are provided, then, if a directory information service is provided by means of that Authorised Overseas System in respect of that Authorised Overseas System, the Licensee shall provide to any person to whom it provides switched voice telephony services by means of that Applicable System information as to how that person may avail himself by means of that Applicable System and that Authorised Overseas System when connected together of the directory information service provided and shall take all reasonable steps to secure that that can be done.

2.3 Where the Licensee provides switched voice telephony services by means of any of the Applicable Systems which is connected to both:

      (a) an Authorised Overseas System by means of which such services are provided; and

      (b) a Connectable System in the United Kingdom by means of which such services are provided which is run under a Licence which does not authorise the connection of that system to a system outside the United Kingdom so as to convey Messages from the United Kingdom to a place outside the United Kingdom it shall not unreasonably refuse to provide to the operator of that Connectable System access to such directory information services relating to the Authorised Overseas System as the Licensee makes available to those to whom it provides voice telephony services.

2.4   The directory information service provided by the Licensee under paragraph
2.2 shall include a service satisfactory to the Director whereby directory information is made available in a form which is appropriate to meet their needs to persons who are so blind or otherwise disabled as to be unable to use a telephone directory in a form in which it is generally available to persons to whom the Licensee provides services; and the service so provided to such persons shall from the date on which this Licence enters into force be provided free of charge or, if the Director is satisfied that that is not practicable, the Licensee shall provide, in accordance with arrangements agreed with the Director, appropriate reasonable compensation in respect of charges that are paid.

2.5   The obligation in paragraph 2.2 shall not apply:
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                                       14


      (a) when the directory information requested relates to a person who has requested the Licensee or the operator of the connected telecommunication system not to provide such information in relation to him; or

      (b) in respect of any person to whom switched voice telephony services are provided by means of the Applicable Systems if that person has notified the Licensee in writing that he is able to obtain from another public telecommunications operator who provides switched voice telephony services within the United Kingdom to that person information as to how to avail himself of such directory information service as may be provided in respect of any Authorised Overseas System which is connected to the Applicable Systems.

2.6   This Condition is without prejudice to Condition 5.
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                                       15


                                                                     Condition 3

PUBLIC EMERGENCY CALL SERVICES

3.1 This Condition shall only apply where the Applicable Systems are connected to a telecommunication system not run under a Licence issued to a particular person.

3.2 The Licensee shall ensure, except to the extent that the Director determines is not reasonably practicable, that both the numbers 999 and 112 are available as emergency call numbers so that any member of the public by dialling either the number 999 or the number 112 on telecommunication apparatus which is lawfully connected to the Applicable Systems at any place in the United Kingdom and which is capable of transmitting and receiving unrestricted two way voice telephony services when so connected is provided with a Public Emergency Call Service.

3.3   Where the Director has made a determination in accordance with paragraph
3.2 the Licensee shall take all reasonable steps to ensure that persons to whom there are provided by means of the Applicable Systems services which do not include a Public Emergency Call Service are notified in writing that the services so provided do not include a Public Emergency Call Service.

3.4 For the purposes of this Condition telecommunication apparatus shall be regarded as capable of transmitting and receiving unrestricted two way voice telephony services only if it is capable of both:

      (a) transmitting for conveyance by means of an Applicable System specific signals designated by the Licensee for the purpose of establishing communication with voice telephony apparatus controlled by the Emergency Organisations; and

      (b) transmitting and receiving uninterrupted simultaneous two way speech to be conveyed, or as the case may be conveyed, by means of that Applicable System.

3.5 In this Condition, the United Kingdom does not include any area to which the Act is extended under section 107.
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                                       16


                                                                     Condition 4

PLANNING AND IMPLEMENTATION OF SPECIAL ARRANGEMENTS FOR EMERGENCIES

4.1 The Licensee shall, after consultation with such authorities responsible for Emergency Organisations and such departments of central and local government as the Director may from time to time determine and whose names are notified to the Licensee by him for the purpose, make plans or other arrangements for the provision or, as the case may be, the rapid restoration of such telecommunication services as are practicable and may reasonably be required in Emergencies.

4.2 The Licensee shall, on request by any such person as is designated for the purpose in the relevant plans or arrangements, implement those plans or arrangements insofar as it is reasonable and practicable to do so.

4.3   Nothing in this Condition precludes the Licensee from:

      (a) recovering the costs which it incurs in making or implementing any such plans or arrangements from those on behalf of or in consultation with whom the plans or arrangements are made; or

      (b) making implementation of any plans or arrangements conditional upon the person or persons for whom or on whose behalf that plan or arrangement is to be implemented indemnifying the Licensee for all costs incurred as a consequence of the implementation.
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                                       17


                                                                     Condition 5

REQUIREMENT TO PROVIDE CONNECTION SERVICES AND CONNECTION OF APPARATUS

5.1 Subject to the following provisions of this Condition the Licensee shall, unless it is impracticable to do so, enter into an agreement or agree to amend such an agreement, within a reasonable period (which shall not, unless the Director otherwise consents, exceed 6 months), with an Operator if that Operator requires it to do so:

      (a) to connect, and keep connected, to any of the Applicable Systems, or to permit to be so connected and kept connected, any Relevant Connectable System run by the Operator and any item of telecommunication apparatus which is required for that purpose and which is located on the same premises as the Applicable Systems and which is approved for the time being under section 22 of the Act or is Compliant Terminal Equipment, and accordingly to establish and maintain such one or more Points of Connection as are reasonably required and are of sufficient capacity and in sufficient number to enable Messages conveyed or to be conveyed by means of the Operator's system to be conveyed by means of the Applicable Systems in such a way as conveniently to meet all reasonable demands for the conveyance of Messages between the Relevant Connectable System and the Applicable Systems;

      (b) without prejudice to paragraph 5.1(a), where the Operator is a Long Line Public Telecommunications Operator, to establish and maintain such Points of Connection as will enable persons running telecommunication systems connected to the operator's system and persons running telecommunication systems connected to the Applicable Systems to exercise freedom of choice as to the extent to which Messages are conveyed by means of the Applicable Systems and in routing Messages so conveyed; and

      (c) to provide such other telecommunication services (including the conveyance of Messages which have been, or are to be, transmitted or received at such Points of Connection), information and other services as the Director determines are reasonably required (but no more than reasonably required) to secure that Points of Connection are established and maintained and to enable the Operator effectively to provide the Connection Services which he provides or proposes to provide.

5.2 The Licensee shall not be obliged under paragraph 5.1 to enter into an agreement to do anything or agree to amend such an agreement to do anything if:

      (a) in the opinion of the Licensee it would be liable to cause the death of or personal injury to, or damage to the property of, the Licensee or any person engaged in the Licensee's business, or materially to impair the quality of any telecommunication service provided by means of the Applicable Systems or any telecommunication system (other than the Operator's system) connected thereto and the Director has not expressed a contrary opinion; or

      (b)   in the opinion of the Licensee:

            (i) it would require an adjustment to, or modification of, the Applicable Systems whether by incorporation of apparatus or otherwise or the provision by the Licensee of services or information which in any particular case would not be reasonably required; or

            (ii) it would not be reasonably practicable to require the Licensee to do that thing, or permit it to be done, at the time or in the manner required by the Operator, having regard to the state of technical development of the Applicable Systems or any other relevant matter, and the Director has not expressed a contrary opinion.

5.3 The Licensee may require that an agreement under paragraph 5.1 should be subject to such terms and conditions as are, in the opinion of the Director, reasonable.

5.4 Apparatus shall not be regarded as approved for connection to any system for the purposes of paragraph 5.1 unless that apparatus is Compliant Terminal Equipment or has been so approved:

      (a)   by the Secretary of State; or

      (b) by some other person by virtue of an authorisation given by the Secretary of State being an authorisation which required the person authorised, before approving any apparatus or designating any standard to which apparatus must conform if it is to be approved, to be satisfied that connection of the apparatus to the system would not be likely:

            (i) to cause the death of, or personal injury to, or damage to the property of the Licensee or any person engaged in the running of that system; or

            (ii) materially to impair the quality of any telecommunication service provided by means of that system or any system connected to it (other than the system being connected).

5.5 No apparatus or system is required under paragraph 5.1 to be, or to be permitted to be, connected or kept connected to the Applicable Systems if the apparatus, or any apparatus comprised in that system, as the case may be:

      (a) conformed to the relevant standard or standards at the time when the connection to the Applicable Systems was made but no longer does so and does not conform to the relevant standard or standards (if any) for the time being designated under section 22(6) of the Act; or

      (b) was at the time when the connection to the Applicable Systems was made but has since ceased to be Complaint Terminal Equipment; or

      (c) while continuing to conform to the relevant standard is in the opinion of the Licensee liable to cause the death of, or personal injury to, or damage to the property of, the Licensee, or any person engaged in the running of the Applicable Systems or materially to impair the quality of any telecommunication service provided by means of the Applicable Systems and the Director has not directed otherwise.

5.6 An agreement made pursuant to this Condition shall not contain any restrictive provision unless, before the agreement is made, the Director has expressly consented to the inclusion of such a provision. For the purposes of this paragraph, a provision in an agreement is a restrictive provision if by virtue of the existence of such a provision (taken alone or with other provisions) the agreement is one to which the Restrictive Trade Practices Act 1976 would apply but for paragraph 1(1) of Schedule 3 to that Act.

5.7 Where the Director so directs the Crown shall be treated for the purposes of this Condition as a person authorised to run a Relevant Connectable System and where he does so he may also direct that the Crown is to be treated as a Long Line Public Telecommunications Operator for those purposes.

                                                                     Condition 6

PROVISION BY OTHERS OF SERVICES BY MEANS OF THE APPLICABLE SYSTEMS

6.1 The Licensee shall permit any person, who is licensed to run a Connectable System under a Licence which authorises it to provide telecommunication services to others, including Connection Services, to provide such services whilst that Connectable System is connected to the relevant Applicable System.

6.2   The Licensee shall permit any person:

      (a) using telecommunication apparatus which has been lawfully connected to the Applicable Systems or which is connected to another telecommunication system which itself has been lawfully connected to the Applicable Systems; or

      (b)   running a telecommunication system which is so connected,

to provide by means of the Applicable Systems any service other than the installation, maintenance, adjustment, repair, alteration, moving, removal or replacement of telecommunication apparatus comprised in the Applicable Systems.

                                                                     Condition 7

PUBLICATION OF CHARGES, TERMS AND CONDITIONS TO BE APPLIED

7.1 The Licensee shall subject to paragraph 7.2, except insofar as the Director may otherwise consent in writing and except in respect of charges, terms and conditions in agreements made or modified to comply with Condition 5:

      (a) publish in the manner and at the times specified in paragraph 7.4 a notice specifying, or specifying the method that is to be adopted for determining, the charges and other terms and conditions on which it offers:

            (i) to provide each description of telecommunication services by means of the Applicable Systems; or

            (ii) to maintain, adjust, repair or replace any apparatus comprised in the Applicable Systems; or

            (iii) to connect to the Applicable Systems any other system which is not and is not to be comprised in the Applicable Systems; or

            (iv) to grant permission to connect such systems to, or to provide services by means of the Applicable Systems;

            where such things are done in accordance with an obligation imposed by or under this Licence.

      (b) Where the Licensee does any of the things described in paragraphs 7.1(a)(i) to 7.1(a)(iv) it shall do those things at the charges and on the other terms and conditions so published and not depart therefrom. Provided that this obligation will not be breached by variations to the charges, terms and conditions referred to in paragraph 7(1)(z) to the extent that the method which is adopted for determining those variations has been disclosed to the Director, except insofar as those charges, terms and conditions relate to a particular market in respect of which the Director has made a determination that the Licensee is a Well Established International Operator.

7.2 Where the Director has made a determination that the Licensee is a Well Established International Operator in a particular market the Licensee shall specify the precise amount of such charges in accordance with paragraph 7.1(a), insofar as they relate to the market in respect of which such a determination has been made.

7.3 The requirement to publish under paragraph 7.1 shall not apply in respect of any service which is materially different from any service already provided by the Licensee by means of the Applicable Systems until such time as it is provided and a copy of the notice shall be sent to the Director at that time.

7.4   Publication of the notice shall be effected by:

      (a) sending a copy thereof to the Director to arrive not more than 28 days after the date on which the Licensee first provides services under the Licence and thereafter not less than one day before any proposal to amend any charge, term or condition or the method of determining the same is to become effective; provided that where the Director has made a determination that the Licensee is a Well Established International Operator in a particular market, this sub-paragraph shall have effect as if the words "28 days" were substituted for the words "one day" insofar as any such proposal relates to the provision of services in relation to the market in respect of which such a determination has been made;

      (b) placing as soon as practicable thereafter a copy thereof in a publicly accessible part of every Major Office of the Licensee in such a manner and in such a place that it is readily available for inspection free of charge by members of the general public during such hours as the Secretary of State may by order prescribe under section 19(4) of the Act that the register of Licences and final and provisional orders is to be open to public inspection, or in the absence of any such order having been made by the Secretary of State, during normal office hours; and

      (c) sending a copy thereof or such part or parts thereof as are appropriate to any person who may request such a copy.

7.5 The obligations imposed on the Licensee by this Condition are without prejudice to any determination which the Director may make under Condition 9 of this Licence.

                                                                     Condition 8

PROHIBITION ON UNDUE PREFERENCE AND UNDUE DISCRIMINATION

8.1 The Licensee shall not (whether in respect of the charges or other terms or conditions applied or otherwise) show undue preference to, or exercise undue discrimination against, particular persons or persons of any class or description as respects:

      (a) the connection to the Applicable Systems of any other system which is not and is not to be comprised in the Applicable Systems in accordance with an obligation imposed by or under this Licence; or

      (b) the maintenance, adjustment, repair or replacement of any apparatus comprised in the Applicable Systems in accordance with an obligation imposed by or under this Licence; or

      (c) the provision by means of the Applicable Systems of any telecommunication service in accordance with an obligation imposed by or under this Licence; or

      (d) the granting of permission to connect such systems to, or to provide services by means of the Applicable Systems in accordance with an obligation imposed by or under this Licence.

8.2 The Licensee may be deemed to have shown such undue preference or to have exercised such undue discrimination if it unfairly favours to a material extent a business carried on by it in relation to the doing of any of the things mentioned in paragraph 8.1 so as to place at a significant competitive disadvantage persons competing with that business.

8.3 Any question relating to whether any act done or course of conduct pursued by the Licensee amounts to such undue preference or such undue discrimination shall be determined by the Director, but nothing done in any manner by the Licensee shall be regarded as undue preference or undue discrimination if and to the extent that the Licensee is required or permitted to do the thing in that manner by or under any provision of this Licence.

8.4 The obligations imposed on the Licensee by this Condition are without prejudice to any determination which the Director may make under Condition 9 of this Licence.

PART 3:     OTHER CONDITIONS INCLUDED UNDER SECTION 7 OF THE ACT

                                                                     Condition 9

MAINTENANCE OF EFFECTIVE COMPETITION WHERE THE LICENSEE
OPERATES A SYSTEM OR PROVIDES SERVICE OVERSEAS

9.1 This Condition shall apply where the Licensee or any Associated Person is the operator of any telecommunication system or provides telecommunication services in a country or territory outside the United Kingdom.

9.2 Where it appears to the Director that as a result of any act or omission of the Licensee either by itself or with or through any Associated Person competition in the provision of any telecommunication service or any particular description of telecommunication services in the United Kingdom is being or is likely to be restricted, distorted or prevented he may make a determination to that effect.

9.3 Where the Director makes a determination under paragraph 9.2 the Licensee shall take such steps as the Director may direct for the purpose of remedying the situation. In particular (and without prejudice to the generality of the foregoing) any such direction may require compliance by the Licensee with any other Condition, as appropriate, including in particular any Condition providing for publication of charges, terms and conditions or prohibiting undue discrimination and undue preference, in relation to the provision of any telecommunication service within the United Kingdom notwithstanding that any condition precedent to the application of that Condition is not otherwise satisfied.

                                                                    Condition 10

FAIR TRADING

10.1 The Licensee shall not do any thing, whether by act or omission, which has or is intended to have or is likely to have the effect of preventing, restricting or distorting competition where such act or omission is done in the course of, as a result of or in connection with, providing telecommunication services, or any particular description of telecommunication service, or running a telecommunication system.

For the purpose of this Condition such an act or omission will take the form of:-

      (a) any abuse by the Licensee, either alone or with other undertakings, of a dominant position within the United Kingdom or a substantial part of it. Such abuse may, in particular, consist in:

            (i) directly or indirectly imposing unfair purchase or selling prices or other unfair trading conditions;

            (ii) limiting production, markets or technical development to the prejudice of consumers;

            (iii) applying dissimilar conditions to equivalent transactions with other parties, thereby placing them at a competitive disadvantage; or

            (iv) making the conclusion of contracts subject to acceptance by the other parties of supplementary obligations which, by their nature or according to commercial usage, have no connection with the subject of such contracts; or

      (b) the making (including the implementation) of any agreement, the compliance with any decision of any association of undertakings or the carrying on of any concerted practice with any other undertaking which has the object or effect of preventing, restricting or distorting competition within the United Kingdom.

10.2  (a)   An act or omission of a kind described in paragraph 10.1 is not prohibited where:

            (i)   it has or would have no appreciable effect on competition; or

            (ii) it has or would have no effect on competition between persons engaged in commercial activities connected with telecommunications and it would have no effect on users of telecommunication services.

      (b) An act or omission of a kind described in paragraph 10.1(b) is not prohibited by this Condition if the agreement decision or concerted practice contributes to improving the provision of any goods or services or to promoting technical or economic progress, while allowing consumers a fair share of the resulting benefit and does not:

            (i) impose on the parties concerned restrictions which are not indispensable to attaining those objectives; and

            (ii) afford such parties the possibility of eliminating competition in respect of a substantial part of the goods or services in question.

      (c) This Condition shall not apply to any provision of an agreement insofar as it is a provision by virtue of which the Restrictive Trade Practices Act 1976 applies to that agreement.

      (d) This Condition shall not apply to a merger situation qualifying for investigation under the Fair Trading Act 1973.

10.3 Whether any act or omission is prohibited by this Condition shall be determined:-

      (a) with a view to securing that there is no inconsistency with the general principles having application to similar questions of directly applicable competition law, in particular those laid down by the Court of Justice of the European Communities on the scope of the competition rules contained in the EC Treaty and block exemptions adopted by the European Commission under Article 85(3); and

      (b)   having regard to -

            (i) any decision taken, or notice issued, by the European Commission in applying the competition rules contained in the EC Treaty and any relevant pronouncement of the Director General of Fair Trading or report of the Monopolies and Mergers Commission; and

            (ii) any guidelines on the application of this Condition issued from time to time by the Director.

10.4  (a)   If it appears to the Director that an act or omission of the
            Licensee is or was prohibited by this Condition he may make an initial determination to that effect (an "Initial Determination").

      (b) Before making an Initial Determination the Director shall give a notice to the Licensee:

            (i) stating that he is investigating a possible contravention of this Condition;

            (ii) setting out the reasons why it appears to him that this Condition may be being, or may have been, breached, including any matters of fact or law which he thinks relevant;

            (iii) requesting within a reasonable period laid down by the
                  Director such further information as he may require from the Licensee in order to complete his Determination; and

            (iv) where appropriate, setting out the steps he believes the Licensee would have to take in order to remedy the alleged breach.

10.5  (a)   Within 28 days of the Director -

            (i)   making an Initial Determination;

            (ii)  making a provisional order; or

            (iii) giving notice of his proposal to make a final order under section 17(1) of the Act

            in respect of the contravention in question, the Licensee may notify the Director that it -

            (iv) requires him to make a final determination (a "Final Determination") of the matter;

            (v) requires that in making the Final Determination he take into account a report of a body of experts appointed by him to consider the matter ("the Advisory Body").

      (b)   Before making a Final Determination the Director shall -

            (i) give a notice to the Licensee setting out the matters referred to in paragraph 10.4(b); and

            (ii) if the Licensee has given notice under sub-paragraph (a) (v) above, take into account the report of the Advisory Body on the matter.

      (c) The Director shall then determine whether he is satisfied that the act or omission in respect of which the Initial Determination was made is or was prohibited by this Condition.

10.6  (a)   Before making his Initial Determination or Final Determination the
            Director shall give the Licensee, and any other person whom he considers it appropriate to consult, such period within which to make representations (both orally and in writing) in response to the notice as he considers reasonable in all the circumstances.

      (b) The Director shall notify the Licensee and any other person whom he considers it appropriate to notify of every Initial Determination and Final Determination made by him and of his reasons for making it; and he shall, if so requested by the Licensee, publish any report of the Advisory Body on the matter, subject to such exclusions as he may consider it appropriate to make of matters of a kind mentioned in section 48(2) of the Act.

10.7 The Director shall publish a description of his office's procedures for the enforcement of this Condition including the steps taken to ensure that he has access to appropriate independent advice in enforcing this Condition.

10.8 This Condition shall not limit or affect in any way the Licensee's obligations arising under any other Condition of this Licence nor limit the Director's powers of enforcement under sections 16 to 18 of the Act.

10.9  (a)   On the coming into force of any Act or subordinate legislation which
            -

            (i) contains a prohibition enforceable by the Director, or gives to the Director the power to enforce an existing prohibition, of any behaviour prohibited under paragraph 10.1;

            (ii) gives to third parties in respect of a breach of that prohibition at least the rights they have under section 18 of the Act in respect of a breach of a provisional or final order; and

            (iii) permits the imposition on the Licensee of monetary, penalties in respect of the breach of that prohibition

            this Condition shall cease to apply to the behaviour prohibited by or the prohibition enforceable by such Act or subordinate legislation.

      (b) If this Condition still has effect on 31st July 2001, it shall cease to have effect after that date.

10.10 (a)   This Condition shall come into force on 31st December 1996.

      (b) The prohibition in paragraph 10.1(b) shall not apply to acts or omissions done prior to the expiry of three months from the date of this Licence in pursuance of agreements entered into prior to the date of this Licence.

                                                                    Condition 11

ESSENTIAL INTERFACES

11.1 This Condition operates without prejudice to the provisions of Condition 5.

11.2 The Director may, having first notified the Licensee of his proposal and given the Licensee not less than 28 days in which to make representations, specify an Essential Interface.

11.3 Where in pursuance of paragraph 11.2 the Director specifies an interface as an Essential Interface, and the Licensee thereafter makes that interface available to an Operator in relation to its Applicable Systems, it shall do so in such a manner as it considers appropriate, but shall ensure such availability in compliance with a Relevant Standard if the Operator so requires.

11.4 For the purposes of paragraph 11.3 "Relevant Standard" means:

     (a)  an appropriate European or other international standard; or

     (b) in the absence of such a standard, any other standard specified by the Director after he has notified the Licensee of his proposal to make the specifications in question and allowed the Licensee not less than 28 days in which to make representations, provided that the Director shall not specify a standard if an appropriate European or other international standard is expected to be promulgated within a reasonable time, including, by way of example, if the European Telecommunications Standards Institute have published a work programme for the development of such a standard.

to the extent that such a standard is necessary to ensure interoperability.

11.5 Where in pursuance of paragraph 11.4(b) the Director specifies a standard as a Relevant Standard, he shall include in that Relevant Standard a technical specification, using all reasonable endeavours to obtain the agreement of the Licensee and other relevant licensees to a technical specification applicable to that Relevant Standard, being a specification defined if possible by reference to:

     (a)  an appropriate European or other international specification; or

     (b) in the absence of such a specification, a specification defined by reference to any other standard having currency within the European Community at the time.

11.6 Where after a reasonable time the Director has been unable in accordance with paragraph 11.5 to secure the agreement of the Licensee and other relevant licensees to a technical specification, the Director shall adopt for inclusion in the Relevant Standard an appropriate technical specification which has been promulgated by a recognised standards body, including, by way of example, the European Telecommunications Standards Institute, or the British Standards Institution, or other such body as the Director considers to be representative of all relevant telecommunications interests.

11.7 The Director shall specify a Relevant Standard in pursuance of paragraph
11.4 only if the owners of relevant intellectual property rights have agreed to grant any necessary licences in respect thereof to the Licensee on reasonable terms.

11.8 For the avoidance of doubt this Condition shall not:

     (a) without prejudice to paragraph 11.3, prevent the Licensee using such interfaces as it considers appropriate in relation to the Applicable Systems; or

     (b) where it makes available to an Operator an interface which the Director has specified as an Essential Interface, require the Licensee to comply with the Relevant Standard if the Operator does not require it to do so.

11.9 When implementing an Essential Interface, the Licensee shall not be obliged to conform with the Relevant Standard:

     (a)  if to do so would necessitate the Licensee:

          (i) acquiring apparatus, software or other goods or supplies of any kind, or implementing any operation, incompatible with, as the case may be, apparatus, software or such other goods or supplies already in use at the time, or the subject of contracts for their procurement for use, in connection with the Applicable Systems, or, in the case of an operation, incompatible with any other operation being carried out at the time in connection therewith; or

          (ii) incurring any cost, or having to resolve technical difficulties, disproportionate to the benefits to be gained from the implementation of the Relevant Standard,

          provided that the Licensee shall take reasonable steps to incorporate the Relevant Standard in its plans for network development, with a view to implementation of that Standard in connection with the Applicable Systems, but without the Licensee incurring any incremental expenditure which, but for the implementation of the Relevant Standard, would not have been incurred;

     (b) if the Relevant Standard is inappropriate for the particular application for any reason, including, without limitation:

          (i) that it does not afford the Licensee adequate protection for the security of the Applicable Systems;

          (ii) that its implementation would be liable to cause material impairment in the quality of any telecommunication service provided by means of the Applicable Systems;

          (iii) that it does not cater adequately for billing, metering or other customer administration systems; or

          (iv) that it is technically inadequate in the light of technical developments which have taken place since it was originally created;

     (c) if the Essential Interface concerned is of a genuinely innovative nature and accordingly the use in connection with it of the Relevant Standard would not be appropriate;

     (d) if compliance with the Relevant Standard would involve the infringement by the Licensee of any intellectual property right vested in any person; or

     (e)  if the Director so agrees.

11.10 Where paragraph 11.9(b) or 11.9(c) applies, the Licensee shall notify the Director thereof in writing, providing an explanation why.

11.11 It is a precondition of any obligation on the Licensee under this Condition that an equivalent Condition to this Condition is included in the respective Licences of all Operators running telecommunication systems that are connected to the Applicable Systems.

                                                                    Condition 12

CUSTOMER INTERFACE STANDARDS

12.1 This Condition shall only apply where the Applicable Systems are connected to a telecommunication system not run under a licence issued to a particular person.

12.2 The Licensee shall ensure that on each occasion on which it introduces an interface provided or to be provided at a Network Termination Point on the Applicable Systems not previously so provided a notice is published specifying the technical characteristics of the interface introduced.

12.3 The technical characteristics to be included in such a notice shall include:

     (a)  physical, electrical and other relevant characteristics;

     (b)  network interworking and service management protocols; and

     (c) reference to national and international standards and recommendations with which the interface complies.

in sufficient detail for compatible terminal apparatus to be produced, tested and approved.

12.4 Subject to paragraph 12.5, any notice under this Condition shall be published in a manner appropriate for bringing the matters to which the notice relates to the attention of persons likely to be affected by or to have an interest in them.

12.5 Where the Director following any representation or observation made to him reasonably concludes that a notice under paragraph 12.2 has not been published in an appropriate manner he may direct the Licensee to carry out such further publication as he considers reasonably necessary to meet the requirements of paragraph 12.4.

                                                                    Condition 13

METERING AND BILLING ARRANGEMENTS

13.1 This Condition shall only apply where the Applicable Systems are connected to a telecommunication system not run under a Licence issued to a particular person.

13.2 As regards any description of Meter in use on a date specified by the Director in connection with the Applicable Systems and which has been specified by the Director, the Licensee shall apply for Approval as soon as is practicable and in any case not later than such date as the Director may determine in relation to that description of Meter.

13.3 As regards any description of Meter specified by the Director and not in use in connection with the Applicable Systems on the date specified under paragraph 13.2, the Licensee shall, unless the Director consents otherwise, apply for Approval not later than such date as is further specified by the Director or not fewer than six months before the date on which the Licensee intends to bring that Meter into such use, whichever shall be the later.

13.4 The Licensee shall not after such date as the Director may determine in relation to any description of Meter so specified by him, keep in use or bring into use in connection with the Applicable systems, any Meter of a description so specified which is not Approved or for which the Licensee has not made an application for Approval.

13.5 Where Approval is not granted to or is withdrawn from a particular description of Meter the Licensee shall, as soon as is reasonably practicable, either;

     (a) inform the Director of the action to be taken by the Licensee to remedy the absence of Approval in relation to that description of Meter and the anticipated date of such Approval; or

     (b) inform the Director that the Licensee intends to cease use of that description of Meter in connection with the Applicable Systems within a time reasonably practicable for the Licensee whereupon, on request of the Director, the Licensee shall provide the Director with a timetable for the withdrawal of that description of Meter.

13.6 The Licensee shall not render any bill in respect of any description of telecommunication Service provided by means of the Applicable Systems unless every amount (other than an indication of unit charge) stated in that bill is no higher than an amount which represents the true extent of any such Service actually provided by the Licensee to the customer in question. In this paragraph "customer" does not include an Operator.

13.7 Without prejudice to the generality of paragraph 13.6 the Licensee shall at all times maintain in operation such a Billing Process as facilitates compliance by the Licensee with, and is calculated to prevent contravention by it of, that paragraph.

13.8 The Licensee shall not be regarded as being in contravention of its obligation under paragraph 13.6 except where the failure is in relation to the Billing Process and the Licensee has failed to take all reasonable steps to prevent a contravention of that obligation.

13.9 The Licensee shall keep such records as may be necessary or as may be determined by the Director to be necessary for the purpose of satisfying the Director that the Billing Process has the characteristics required by paragraph 13.7, provided that nothing in this paragraph shall require the Licensee to retain any records for more than 2 years from the date on which they came into being.

13.10 For the purpose of giving the Director an independent quality assurance from time to time that the Billing Process has the characteristics required by paragraph 13.7, the Licensee shall, where the Director has prima facie grounds to believe the Billing Process does not have those characteristics and has so notified the Licensee, extend its prompt co-operation to the Director and, in particular, on request by the Director shall;

     (a) furnish the Director in accordance with the Director's reasonable requirements any Information, document (including any facility enabling him to read data not held in readable form) or other thing;

     (b) carry out (or cause to be carried out by such person having such special expertise as the Director may specify and to whom the Director has raised no reasonable objection) in such manner as the Director may specify an examination of the whole or of any part of the Billing Process and as soon as practicable after the conclusion of such examination furnish to the Director a written report by the Licensee or that specified person, as the case may be, of the results of such examination;

     (c) on reasonable notice by him allow at all reasonable times the Director and, in the case of any member of his staff, on production of his special authority in that behalf, access to any relevant premises, plant or equipment of the Licensee;

     (d) on reasonable notice by him allow at all reasonable times the Director and, in the case of any member of his staff, on production of his special authority in that behalf, to examine or test the whole or any part of the Billing Process including any plant or equipment whether or not forming part of the Applicable Systems;

     (e) for the purpose of paragraphs 13.10(c) and 13.10(d), allow the Director to be accompanied by any person as the Director may specify and to whom the Licensee has raised no reasonable objection whose assistance he might reasonably require for the purpose described at the beginning of this paragraph provided that the Director shall have given the Licensee notice (save in exceptional circumstances) of at least 5 working days of the identity of that person; and

     (f) install and keep installed any equipment (whether or not supplied by the Director) for the purpose of verifying;

          (i) the accuracy and reliability of any equipment or apparatus (including any Meter) of the Licensee;

          (ii) in the case of any Meter which is or is required to be Approved and is in use in connection with the Applicable Systems, compliance with any conditions or other matters which may be required as regards such use of that Meter.

13.11 In this Condition:

     (a) "Approval" and "Approved" mean approval and approved under section 24 of the Act.

     (b) "Billing Process" means Metering systems and Billing Systems taken together, where "Billing System" means the totality of all apparatus, data, procedures and activities which the Licensee employs to determine the charges to be sought for Service usage recorded by a Metering System based on published or previously negotiated pricing structures and to present these charges on customers' bills and "Metering System" means the totality of all apparatus, data, procedures and activities which the Licensee employs to determine the extent of any telecommunication Services provided by means of the Applicable Systems;

     (c)  "Information" includes accounts, estimates and returns;

     (d) "Meter" means any system or apparatus constructed or adapted for use in ascertaining the extent of telecommunication Services provided by means of the Applicable Systems; and

     (e) "Service" includes any service provided by any person to whom the Licensee is bound to account for any part of the amount charged by the Licensee.

                                                                    Condition 14

NUMBERING ARRANGEMENTS

14.1 This Condition shall only apply where the Applicable Systems are connected to a telecommunication system not being run under a Licence issued to a particular person, or where the Licensee has been granted Numbers by the Director.

14.2 The Licensee shall from the day on which it first provides a switched telecommunication service or any other telecommunication service in connection with which the Licensee allocates to users Numbers adopt a Numbering Plan and shall furnish details thereof to the Director and on request to any other person having a reasonable interest.

14.3 The Numbering Plan shall describe the method adopted and to be adopted for allocating and re-allocating in respect of each Network Termination Point such Number or Numbers as may be necessary for each item of Relevant Apparatus or each Relevant System that is or is to be connected by means of that Network Termination Point to any of the switched Applicable Systems.

14.4 The Licensee shall install, maintain or adjust its switched Applicable Systems so that those Systems convey Messages to Network Termination Points in respect of which Numbers have been allocated in accordance with the Numbering Plan.

14.5 The Licensee shall from time to time consult:

     (a) the Director about the arrangements for the allocation and reallocation of Numbers within the Numbering Plan; and

     (b) in one body approved by the Director for the purpose and representative of telecommunications operators and other persons whom the Director considers appropriate about any developments of, additions to or replacements of, the Numbering Plan.

14.6 The Licensee shall from time to time prepare, taking into account the consultations mentioned in paragraph 14.5(b), and furnish to the Director proposals for developing, adding to or replacing the Numbering Plan and changing the switched Applicable Systems to the extent necessary to secure that:

     (a) sufficient Numbers are made available, having regard to the anticipated growth in demand for telecommunication services, for a Number or Numbers to be allocated without undue delay;

     (b) Numbers include as few digits as practicable and their allocation does not confer any undue advantage on the Licensee or undue disadvantage on persons running Relevant Systems;

     (c) the cost of changing any of the switched Applicable Systems or any Relevant Apparatus or Relevant System in order to accommodate the revised Numbering Plan is reasonable; and

     (d) inconvenience caused by the alteration of the Numbering Plan to the Licensee and to persons using Relevant Apparatus or Relevant Systems in respect of which Numbers have previously been allocated is minimised.

14.7 If the Director determines that the Numbering Plan with any developments, additions and replacements submitted in accordance with paragraph 14.6 is sufficient to provide compatibility with the numbering arrangements applied or to be applied by telecommunications operators and to meet the objectives specified in paragraph 14.6 the Licensee shall adopt the Numbering Plan but, if the Director determines that it is not compatible with numbering arrangements applied or to be applied by another public telecommunications operator or will not be sufficient to achieve the objectives specified in paragraph 14.6, then the Licensee shall adopt the Numbering Plan with such developments, additions or replacements as the Director may determine are best calculated to secure the objectives specified in paragraph 14.6.

14.8 Before making a determination under paragraph 14.7 the Director shall take account of:

     (a) the state of technical development of the Applicable Systems and the Licensee's plans for their commercial development;

     (b)  the balance of advantage between:

          (i) making developments of, additions to or replacements of numbering arrangements applied or to be applied, or making changes to systems run, by others; and

          (ii) making any requirement of the Licensee;

     (c) the cost to the Licensee and to those to whom the Licensee provides telecommunication services arising from any determination;

     (d) any obligations and recommendations of the International Telecommunication Union which apply to Her Majesty's Government and are accepted by it and any other standard to which the Director consents for the purpose from time to time; and

     (e) the views of the Licensee and such other persons (including operators of telecommunication systems, those to whom telecommunication services are provided or telecommunication apparatus is supplied and producers of telecommunication apparatus) as appear to the Director to have an interest in the matter.

14.9 Where the Licensee has adopted a Numbering Plan in accordance with paragraph 14.7, or the Director has made a determination under that paragraph (by virtue of which the Licensee shall adopt the Numbering Plan), the Numbering Plan so adopted shall be the Licensee's Numbering Plan until the Licensee adopts a Numbering Plan pursuant to the following provisions of this Condition. The Numbering Plan referred to in the following provisions of this Condition is the Numbering Plan adopted pursuant to those provisions.

14.10 The Director may determine a Specified Numbering Scheme (the "Scheme") in accordance with the National Numbering Conventions (the "Conventions") published in accordance with paragraph 14.14 and he will allocate Numbers from this Scheme to the Licensee in accordance with the Conventions. The initial allocation of Numbers to the Licensee shall be of those Numbers to which the Numbering Plan referred to in paragraph 14.3 relates and of any other Numbers to which any other Numbering Plan in force immediately before such allocation relates, provided that, at such time of initial allocation, those Numbers are currently in use by the Licensee, and where not so in use, the Director shall have due regard to the Licensee's plans and future requirements for its use and allocation of additional Numbers. The Director shall, at the request from time to time of the Licensee, allocate to it:

     (a)  such quantity of additional Numbers as it may require; and

     (b) in accordance with the Conventions, such specific Numbers as it may request and which the Director is satisfied are not required for other purposes.

14.11 The Licensee shall adopt a Numbering Plan for such Numbers as the Director may allocate to it from time to time in accordance with the Conventions. It shall within three month's of being notified of such allocation furnish details of the Numbering Plan to the Director, and keep him informed of material changes to the Numbering Plan as they occur. The Licensee shall also furnish details of the Numbering Plan together with any material changes to that Numbering Plan on request to any other person having a reasonable interest. Except where the Director agrees otherwise, the Numbering Plan shall be consistent with the Conventions published in accordance with paragraph 14.14. If the Numbering Plan is not consistent with those Conventions, the Director may direct the Licensee to adopt and furnish him with a new Numbering Plan or to take such other reasonable remedial action which does not cause undue inconvenience to the Licensee's customers, as may be necessary to ensure consistency.

14.12 The Licensee shall install, maintain and adjust its switched Applicable Systems so that those Systems route Messages and otherwise operate in accordance with the Numbering Plan. The Licensee shall not use Numbers other than those allocated to it from the Scheme except:

     (a)  with the written consent of the Director; or

     (b) where the use of those Numbers is the subject of an agreement to which Condition 5 applies.

14.13 (a) The Licensee shall provide to the Director, on request, such information about its operations under its Numbering Plan as he may reasonably require to administer the Scheme and in particular on:

          (i) the percentages of Numbers in significant ranges which have already been allocated to end-users or which for other reasons are unavailable for further allocation;

          (ii) any allocation of blocks of Numbers to any person for purposes other than end use;

          (iii) Numbers whose use has been transferred at an end-user's request to another Operator; and

          (iv) the Licensee's current forecasts of all of the above matters.

     (b) The Licensee shall not be required to provide information about individual end-user customers.

     (c) In making any such request the Director shall ensure that no undue burden is imposed on the Licensee in procuring and furnishing such information and, in particular, that the Licensee is not required to procure or furnish information which would not normally be available to it, unless the Director is satisfied that such information is essential to the administration of the Scheme.

14.14 (a) The Conventions referred to in this Condition will be a set of principles and rules published from time to time by the Director after consultation with interested parties who are members of the Telecommunications Numbering and Addressing Body and, if deemed appropriate, with end-users.

     (b) In consulting the said interested parties, the Director shall afford a reasonable period, not being less than 28 days, for them to make representations, and he shall take the said representations into account when publishing the Conventions. The Conventions shall govern the specification and application of the Scheme and the Numbering Plan of the Licensee and may also include such other matters relating to the use and management of Numbers as (but not limited to):

          (i) criteria and procedures relating to the application for, allocation of and withdrawal of Numbers;

          (ii) dialling plans;

          (iii) access codes;

          (iv) prefixes;

          (v) standard ways of recording Numbers for convenience or ease of use, such as the grouping of digits in Numbers of particular lengths; and

          (vi) methods of enabling end-users to understand the meaning implicit in Numbers or other dialled digits, and in particular the rate at which a call to a particular Number will be chargeable.

     (c) The Director may from time to time amend or withdraw a Convention already published, after consultation with interested parties who are members of the Telecommunications Numbering and Addressing Body. The Licensee shall not be required to comply with any such amendment or withdrawal unless the Licensee has been given a reasonable period of notice, such notice not being less than three months. Numbers allocated to the Licensee may only be withdrawn after similar consultation and notice, and the Director shall consult end-users affected by such withdrawal. Subject to overriding national interests, or where there is no alternative solution available, the power to withdraw Numbers shall not apply to any Numbers which the Director has approved from time to time as part of a specific service of the Licensee, which, as a result of investment by the Licensee, has a recognised identity and quality associated with that particular
          Number and which the Licensee is using and plans to continue to use.

14.15 In deciding on the details of and any subsequent changes to the Scheme and the Conventions, and when making or changing Number allocations within the Scheme or making determinations under this Condition, the Director shall ensure that the Scheme complies with the Conventions and shall have regard to:

     (a) the need for sufficient Numbers to be made available, having regard to the anticipated growth in demand for telecommunication services, together with the need for good husbandry of that supply at any time;

     (b) the need to ensure Compatibility with the the Numbering Plans adopted or to be adopted by telecommunications operators;

     (c)  the convenience and preferences of end-users;

     (d)  the requirements of effective competition;

     (e) the practicability of implementing the Conventions in licensed systems by the date when the Conventions are intended to apply;

     (f) any costs or inconvenience imposed on the Licensee, other telecommunications operators, end-users and other interested parties (including those overseas);

     (g)  any relevant international agreements, recommendations or standards;

     (h)  the views of the Licensee and other interested parties; and

     (i)  any other matters he regards as relevant.

14.16 The Licensee shall not, unless the Director consents otherwise, charge any person for a Number which is allocated to him (other than a coveted Number allocated to a person who is not a public telecommunications operator at the request of such a person), but nothing in this Condition shall preclude the Licensee from recovering from the operator of a Relevant System the reasonable costs associated with allocating Numbers to and routing calls to that System; save that in the case of any dispute or difference as to those costs the Director may determine them and the Licensee shall not be obliged so to allocate Numbers and route calls unless such operator agrees to bear the costs so determined.

14.17 For the purposes of this Condition, "Telecommunications Numbering and Addressing Body" means a body approved by the Director as representative of the Licensee and other persons whom the Director considers it appropriate to include in consultations about the content of the Conventions and the Scheme.

14.18 For the avoidance of doubt, it is hereby declared that this Condition applies notwithstanding any arrangements for numbering arising by virtue of any agreement to which Condition 5 applies. But nothing in this paragraph shall affect the operation of any such agreements entered into before the coming into force of this Licence.

14.19 The Numbers to which this Condition applies are Numbers:

     (a) of a class described in CCITT Recommendation E.160, E.163, E.164, E.165, E.166 or F.69 or their functional successors; or

     (b) which are of a class described in CCITT Recommendation X.121 and which include any Data Network Identification Code which has been:

          (i) allocated before 14 November 1986 in accordance with a Numbering Plan furnished to the Director; or

          (ii) specified by the Director for the purposes of this Licence and described in a list kept for that purpose by the Director and made available by him for inspection to the general public.

                                                                    Condition 15

ARRANGEMENTS FOR PROPORTIONATE RETURN

15.1 This Condition shall apply in respect of the conveyance of Messages to or from each country and territory in the world other than as specified from time to time by the Secretary of State.

15.2 Except insofar as the Director may otherwise consent in writing, the Licensee shall ensure (using the most up-to-date information available) that over each quarterly period for each Accounting Rate Service the First Ratio shall be no greater than the Second Ratio.

15.3 Where it appears to the Director that in respect of any country or territory the obligation imposed by paragraph 15.2 is being breached, he may make a determination to that effect and the Licensee shall take such steps as the Director may direct for the purpose of remedying the situation. In particular, and without prejudice to the generality of the foregoing, any such direction may require the Licensee to cease to convey any Messages to that country or territory.

15.4 In this Condition:

     "First Ratio"                    means the volume of Messages comprised in
                                      each Accounting Rate Service which are
                                      conveyed by the Applicable Systems and are delivered to the United Kingdom divided by the volume of all Messages comprised in each Accounting Rate Service which are delivered to the United Kingdom; and

     "Second Ratio"                   means the volume of all Messages comprised
                                      in each Accounting Rate Service which are conveyed by the Applicable Systems and are sent from the United Kingdom divided by the volume of all Messages comprised in each Accounting Rate Service which are sent from the United Kingdom.

                                                                    Condition 16

ARRANGEMENTS FOR ACCOUNTING IN RESPECT OF INTERNATIONAL CONVEYANCE SERVICES

16.1 This Condition shall apply in respect of the conveyance of Messages to or from each country and territory in the world other than as specified from time to time by the Secretary of State.

16.2 The Licensee shall inform the Director of accounting rates and methods of settlement and division of the accounting rates agreed for all Accounting Rate Services, before those rates are put into operation.

16.3 As soon as practicably possible after making any correspondent arrangement with an overseas operator, the Licensee shall inform the Director and all other holders of a Licence authorising the provision of International Conveyance Services in the United Kingdom and who are operating, or who have announced an intention to operate on that particular route, of the terms of that arrangement, in particular and without prejudice to the generality of the foregoing, including details of any changes to existing accounting rates or methods of settlement or division of the accounting rates.

16.4 Where it appears to the Director that any accounting rate or methods of settlement or division of the accounting rates agreed by the Licensee in respect of any Accounting Rate Service has or is likely to have an effect to the detriment of providers and users of International Conveyance Services in the United Kingdom, he may make a determination to that effect and the Licensee shall take such steps as the Director may direct for the purpose of remedying the situation. In particular, and without prejudice to the generality of the foregoing, any such direction may require the Licensee to cease to convey any Messages to that country or territory.

                                                                    Condition 17

PROHIBITION OF EXCLUSIVE DEALING IN INTERNATIONAL SERVICES

17.1 The Licensee shall not enter into any agreement or arrangement with any person running an Authorised Overseas System on terms or conditions which unfairly preclude or restrict the provision by another public telecommunications operator of International Conveyance Services.

17.2 The Licensee shall not unreasonably exclude any other public telecommunications operator who is authorised by a licence to connect his system to another telecommunication system situated outside the United Kingdom so as to convey Messages to that other system from a reasonable opportunity to participate in any international arrangements into which it proposes to enter after the date on which this Licence enters into force for the installation and operation of any submarine cable linking any of the Applicable Systems to any telecommunication system outside the United Kingdom.

                                                                    Condition 18

NOTIFICATION OF CHANGES IN SHAREHOLDINGS

18.1 The Licensee shall notify the Secretary of State if an undertaking becomes a Parent Undertaking in relation to the Licensee.

18.2 Subject to paragraph 18.3, the Licensee shall notify the Secretary of State of:

      (a) any change in the proportion of the Shares held in a Relevant Company by any person;

      (b) the acquisition of any Shares in a Relevant Company by a person not already holding any such Shares, and the proportion of any such Shares held by that person immediately after that acquisition.

18.3 The Licensee shall be obliged to notify the Secretary of State of any acquisition of Shares or change in the Shareholding of a Relevant Company by any person only if, by reason of that acquisition or change, the total number of Shares in that Relevant Company held by that person otherwise than as trustee or nominee for another person together with any Shares held by any nominee or trustee for that person immediately after that change or acquisition:

      (a) exceeds 15 per cent of the total number of Shares in that company (where it did not exceed 15 per cent prior to that change or acquisition);

      (b) exceeds 30 per cent of the total number of Shares in that company (where it did not exceed 30 per cent prior to that change or acquisition); or

      (c) exceeds 50 per cent of the total number of Shares in that company (where it did not exceed 50 per cent prior to that change or acquisition),

provided that where a Relevant Company is a public company as defined in section 1 of the Companies Act 1985, the obligation shall be discharged by forwarding to the Secretary of State as soon as practicable all information in respect of that acquisition or that change as is entered on or received for entry on the register required to be maintained by that Relevant Company under section 211 of the Companies Act 1985.

18.4 In any case referred to in paragraph 18.1 or 18.2, notification shall be given by a date which is 30 days prior to the taking effect of such change or acquisition, as the case may be, or as soon as practicable after that date.

                                                                    Condition 19

LICENSEE'S GROUP

19.1 Without prejudice to the Licensee's obligations under these Conditions in respect, in particular, of anything done on its behalf, where:

      (a)   the Director determines either:

            (i) that a member of the Licensee's Group has done something which would, if it had been done by the Licensee, be prohibited or not be authorised under these Conditions; or

            (ii) that a member of the Licensee's Group has done something which would, if it had been done by the Licensee, require the Licensee to take or refrain from taking a particular action under these Conditions and that neither the Licensee nor the member has met that further requirement; and

      (b) the Director is not satisfied that the Licensee has taken all reasonable steps to prevent any member acting in that way,

then the Director may direct the Licensee to take such steps as the Director deems appropriate for the purpose of remedying the matter, including refraining from carrying on with that member such commercial activities connected with telecommunications as the Director may determine.

19.2 Where these Conditions apply in respect of the Applicable Systems they do not apply in respect of any other telecommunication system, whether run by the Licensee or another.

19.3 Where any person becomes a member of the Licensee's Group then the Licensee shall not be subject to paragraph 19.1 before that is reasonably practicable but shall be so not later than one year after that person becomes such a member or such later date as the Director may determine.

19.4 This Condition shall not apply to any particular member of the Licensee's Group if and to the extent that the Director so determines.

                                                                    Condition 20

PAYMENT OF FEES

20.1 The Licensee shall pay the following amounts to the Secretary of State at the times stated:

      (a)   on the grant of this Licence the sum of (pounds)7,000;

      (b) on 1 April 1997 a renewal fee of (at the option of the Director) either(pounds)8,000 or such amount which shall represent a fair proportion, to be determined each year by the Director according to a method that has been disclosed to the Licensee, of the estimated costs to be incurred in that fiscal year by the Director in the regulation and enforcement of telecommunication licences and in the exercise of his other functions under the Act. The first renewal fee shall be reduced by the proportion which the period from the date of granting of this Licence until the next following 1 April 1997 bears to the period of one year; and

      (c) when the Director so determines, a special fee which shall represent a fair proportion, to be determined by the Director according to a method that has been disclosed to the Licensee of the amount, if any, by which the aggregate of:

            (i) the costs estimated to have been already incurred in that fiscal year by the Director in the regulation and enforcement of telecommunication licences and in the exercise of his other functions under the Act;

            (ii) the costs estimated to have been already incurred in that fiscal year by the Monopolies and Mergers Commission following licence modification references under section 13 of the Act; and

            (iii) the estimated costs to be incurred in the remainder of that fiscal year:

                  (A) by the Director in the regulation and enforcement of telecommunication licences and in the exercise of his other functions under the Act; and

                  (B) by the Monopolies and Mergers Commission following licence modification references under section 13 of the Act,

            exceeds the renewal fee for that year,

save always that the aggregate of the renewal fee and the special fee for any fiscal year shall not exceed 0.08% of the annual turnover of the Systems Business in the financial year before the last complete financial year of the Licensee before the renewal fee is payable, or (pounds)35,000 (adjusted in the manner described in paragraph 20.1(b), whichever is the greater (the "normal aggregate fee"), unless the Director determines that the costs incurred in any fiscal year by him and the Monopolies and Mergers Commission in respect of the Licensee's activities exceeds the normal aggregate fee, in which case the aggregate of the renewal fee and the special fee for the following year shall be such amount as the Director determines is sufficient to take account of that excess as well as of the other costs to be incurred as mentioned in this paragraph.

                                                                    Condition 21

REQUIREMENT TO FURNISH INFORMATION TO THE DIRECTOR

21.1 Without prejudice to Condition 22, the Licensee shall furnish to the Director, in such manner and at such times as the Director may reasonably request, such documents, accounts, estimates, returns or other information and procure and furnish to him such reports as he may reasonably require for the purpose of exercising the functions assigned or transferred to him by or under Parts II and III of the Act.

21.2 In making any such request the Director shall ensure that no undue burden is imposed on the Licensee in procuring and furnishing such information and, in particular, that the Licensee is not required to procure or furnish a report which would not normally be available to it unless the Director considers the particular report essential to enable him to exercise his functions.

                                                                    Condition 22

REQUIREMENT TO SUBMIT ACCOUNTS TO THE DIRECTOR

22.1 The Licensee shall maintain such accounting records dealing separately with its International Business carried on in the United Kingdom as will enable it to show separately and explain, in response to any request from the Director under paragraph 22.4, all the transactions to which paragraph 22.2 refers.

22.2 This paragraph refers to:

      (a) all transactions between each Relevant International Function run as part of the Licensee's International Business; and

      (b)   all transactions between the Licensee's International Business and:

            (i) any other business carried on by the Licensee whether in the United Kingdom or elsewhere; or

            (ii) the business of any Associated Person whether in the United Kingdom or elsewhere.

22.3 The Licensee shall update the accounting records referred to in paragraph
22.1 no less frequently than monthly and those records shall include in particular the costs (including capital costs), revenue and a reasonable assessment of assets employed in and liabilities attributable to the International Business and, separately, the amount of any material item of revenue, cost, asset or liability which has been either:

      (a) charged from or to any other business of the Licensee or Associated Person together with a description of the basis of the value on which the charge was made; or

      (b) determined by apportionment or attribution from an activity common to the business and any other business of the Licensee or any Associated Person and, if not otherwise disclosed, the basis of the apportionment or attribution.

22.4 The Director may at any time request from the Licensee copies of any of the accounting records and detailed attribution policies and procedures which the Licensee is obliged to maintain by this Condition, covering any period between:

      (a) the date on which the Licensee first carried on any International Business in the United Kingdom or, if later, the date of this Licence; and

      (b) the date on which such records were, or should have been, last updated in accordance with paragraph 22.3.

The Licensee shall provide any such records requested by the Director within 28 days of receiving such a request in writing.

22.5 (1) Accounting records submitted to the Director shall, so far as reasonably practicable, be prepared in the formats and in accordance with the accounting principles and rules which apply to the annual statutory accounts of the Licensee and shall state the attribution policies and procedures used and where the Licensee is a body corporate incorporated outside the United Kingdom the preparation and adoption of those accounts shall comply with the requirements of sections 226 and 231 to 234A of the Companies Act 1985 as if that body corporate were incorporated in the United Kingdom.

            (ii) The Licensee shall procure in respect of each set of accounting records submitted to the Director an audit report which shall conform to UK auditing standards by the Auditor in which he shall state whether in his opinion the record complies with paragraph 22.1 and is fairly presented in accordance with the formats, accounting principles, rules and requirements referred to in paragraph 22.5(i).

22.6 Where it appears to the Director that to do so would be beneficial to the promotion or maintenance of competition he may direct the Licensee to publish the accounting statements submitted to the Director in such way as he sees fit. In so directing the Licensee the Director shall have regard to the need for excluding, so far as that is practicable, any matter where publication of that matter might, in the opinion of the Director, seriously and prejudicially affect the interests of the Licensee or any Associated Person.

                                                                    Condition 23

EXCEPTIONS AND LIMITATIONS ON OBLIGATIONS IN SCHEDULE 1

23.1 Unless the context otherwise requires and subject to paragraph 23.9, the Licensee's obligations under these Conditions have effect subject to the following exceptions and limitations.

23.2 The Licensee is not obliged to do anything which is not practicable.

23.3 The Licensee shall not be held to have failed to comply with an obligation imposed upon it by or under these Conditions if and to the extent that the Licensee is prevented from complying with that obligation by any physical, topographical or other natural obstacle, by the malfunction or failure of any apparatus or equipment owing to circumstances beyond the control of the Licensee, by the act of any national authority, local authority or international organisation or as the result of fire, flood, explosion, accident, emergency, riot or war.

23.4 An obligation to provide any telecommunication service shall not apply:

      (a)   where there is no reasonable demand for it; or

      (b) where provision of the service requested would expose any person engaged in its provision to undue risk to health or safety; or

      (c) where the Licensee is unable to obtain (either because it has not been developed or for some other reason beyond the Licensee's control) anything necessary to provide a service of the quality or standard required by the person who requests the provision of the service and, in the event of dispute, the Director's decision as to whether anything is necessary shall be final; or

      (d) where the person to whom the Licensee would otherwise be under an obligation to provide any service requests a service at a place in which the apparatus necessary to provide that service in that area has not been installed (or in which the installation of such apparatus has not been completed) or as the case may be such apparatus has not been adapted or modified to make it capable of providing that service or the trained manpower necessary to provide that service is not available in that area, provided that in every case where the Licensee declines to provide a service to which this paragraph relates it shall have published, or furnished to the Director, within 28 days (or such longer period as the Director considers reasonable) following receipt by it of the request that that service be provided, proposals for:

            (i) progressively installing, or completing the installation, adaptation or modification of, the apparatus; or

            (ii)  the allocation of the trained manpower,
                  necessary for the provision of that service in that area and the Director has not determined that those proposals are unreasonable or are not being effectively carried out; or

      (e) where the person to whom the Licensee would otherwise be under an obligation to provide any service requests a service at a place in an area in which the demand or the prospective demand for the service is not sufficient, having regard to the revenue likely to be earned from the provision of the service in that area, to meet all the costs reasonably to be incurred by the Licensee in providing the service there, including:

            (i) the cost of apparatus necessary for the provision of the service there;

            (ii) the cost of installing, maintaining and operating such apparatus for the purpose of providing the service there; and

            (iii) the cost of the trained manpower necessary to provide the service there; or

      (f) where in the opinion of the Director it is not reasonably practicable in all the circumstances for the Licensee to provide the service requested at the time or place demanded.

23.5 The Licensee shall not be obliged to connect or to keep connected to the Applicable Systems or to permit to be so connected or kept connected any telecommunication system or telecommunication apparatus or to provide telecommunication services or to permit the provision of any service if the person to or for whom that is or is to be done:

      (a) has not entered or will not enter into a contract for the purpose with the Licensee for reasons other than the unreasonable refusal of the Licensee to agree terms for the purpose but this paragraph does not apply in a case where the Director is satisfied that:

            (i) the Licensee has not published standard terms and conditions which it proposes to apply for the purpose in question, or the transaction is not fit to be governed by such terms and conditions; and

            (ii) the Licensee has unreasonably refused to agree terms and conditions for the purpose;

      (b) is, or in the Director's opinion has given reasonable cause to believe that he may become:

            (i) in breach of a contract with the Licensee for the provision of telecommunication services by the Licensee; or

            (ii) in default in regard to any debt or liability owed to the Licensee in respect of any such contract;

      (c) is using, or permitting the use of, apparatus so connected or kept connected for any illegal purpose or has done so in the past and is likely to do so again; or

      (d) has obtained, or attempted to obtain, any telecommunication service from the Licensee by corrupt, dishonest or illegal means at any time.

23.6 Nothing in these Conditions shall prevent the Licensee from withdrawing from, or declining to provide to, any person any telecommunication service which the Licensee has notified the Director that it is providing in a limited area, or to a limited class of customers, for the purpose of evaluating the technical feasibility of, or the commercial prospects for, that service.

23.7 Nothing in these Conditions shall require the Licensee to provide any telecommunication service, or to provide any telecommunication service of any particular class or description, if it provides instead a service, or a service of a class or description, which satisfies the purposes of that requirement at least to the same extent.

23.8 This Condition shall apply without prejudice to any limitation or qualification of the requirements imposed by or under any other Condition.

23.9 This Condition does not apply to Condition 5, 8 or 10 and:

      (a) only paragraphs 23.1, 23.2, 23.3 and 23.8 apply to Conditions 7, 13.2, 13.3, 19, 20 and 21;

      (b)   only paragraphs 23.1, 23.5(a) and 23.8 apply to Condition 4.2;

      (c)   only paragraphs 23.1, 23.2, 23.3, 23.5 and 23.8 apply to Condition
            14;

      (d)   only paragraphs 23.1, 23.2, 23.3, 23.4(b), 23.5(a) and 23.8 apply to
            Condition 3; and

      (e)   only paragraphs 23.1, 23.2, 23.3, 23.4, 23.6 and 23.8 apply to
            Condition 4.1;

but paragraph 23.2 does not apply to Condition 9 or Condition 22.

SCHEDULE 2: REVOCATION


1 Notwithstanding paragraph 3 of the Licence the Secretary of State may at any time revoke this Licence by at least 30 days' notice given to the Licensee in writing in any of the following circumstances:

      (a) if the Licensee agrees in writing with the Secretary of State that this Licence should be revoked; or

      (b)   if either

            (i) an undertaking has become a Parent Undertaking in relation to the Licensee; or

            (ii) a change or acquisition of a description specified in paragraphs 18.2 and 18.3 of Condition 18 of Schedule 1 to this Licence has taken place;

                  and either

            (iii) the Licensee has duly notified the Secretary of State in accordance with those paragraphs; or

            (iv) the Licensee has failed to notify the Secretary of State that such event, change or acquisition has taken place in accordance with an obligation under that Condition;

                  and

            (v) the Secretary of State has notified the Licensee in writing that he is minded to revoke this Licence on the grounds either that:

                  (A) the event, change or acquisition would in his opinion be against the interests of national security or relations with the government of a country or territory outside the United Kingdom; or

                  (B)   the Licensee has committed a breach of Condition 18 of
                        Schedule 1; and

            (vi) the event, change or acquisition has not been reversed or remedied within 30 days of the receipt by the Licensee of such notification; or

      (c) if, following a change or acquisition of the type referred to in Condition 18 of Schedule 1 to this Licence, the Secretary of State considers, or the Director has notified the Secretary of State that the Director considers, that the Licensee is relying, has relied or is likely to rely on this Licence in circumstances in which an effect of such reliance is, was or may be that the Licensee or any member of the Licensee's Group is or was relieved wholly or in part of any obligation, limitation or restriction imposed by a Licence issued to the Licensee or any member of the Licensee's Group; or

      (d) where the Licensee has failed to comply with a final order (or a provisional order confirmed) under section 16 of the Act and the Secretary of State has given the Licensee not less than 30 days' notice in writing that, if the Licensee fails to comply with the order within that period of 30 days, he intends to revoke the Licence, provided that no such notice of intention shall be given where the question of the validity of the order is the subject of any court proceedings, and where that question becomes so subject during the 30 day notice period, that period shall cease to run until the final disposal of those proceedings (including any Appeal); or

      (e)   if the Licensee:

            (i) is deemed to be unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986 as applied for the purposes of this Licence by paragraph 2(b)), convenes any meeting with its creditors generally with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors generally; or

            (ii)  enters into administration, receivership or liquidation; or

            (iii) ceases to provide telecommunication services of the type authorised in paragraph 3 of Schedule 3 to this Licence; or

      (f) if the Licensee or any other person takes any action for the voluntary winding-up or dissolution of the Licensee; or

      (g) if the Licensee enters into any scheme of arrangement under the Insolvency Act 1986 (other than in any such case for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Secretary of State); or

      (h) if an administrator, receiver, trustee or similar officer of the Licensee, or of all or any material part of the revenues and assets of it, is appointed; or

      (i) if any order is made for the compulsory winding-up or dissolution of the Licensee; or

      (j) if any amount payable under Condition 20 of Schedule 1 is unpaid 30 days after it becomes due and remains unpaid for a period of 14 days after the Secretary of State notifies the Licensee that the payment is overdue.

2 For the purposes of paragraph 1(e)(i), in applying section 123 of the Insolvency Act 1986:

      (a) if a written demand served on the Licensee is satisfied prior to the expiry of the notice of revocation the Secretary of State shall not revoke the Licence; and

      (b) the figure of "(pounds)750", or such other money sum as may be specified from time to time pursuant to sections 123(3) and 416 of the Insolvency Act 1986, shall be deemed to be replaced by "(pounds)250,000" or such higher figure as the Director may from time to time determine.

3  In this Schedule:

      (a) "Group" means a parent undertaking and its subsidiary undertaking or undertakings within the meaning of section 258 of the Companies Act 1985 as substituted by section 21 of the Companies Act 1989; and "Licensee's Group" means a Group in respect of which the Licensee is either a parent undertaking or a subsidiary undertaking; and

      (b) "Parent Undertaking" has the same meaning as in section 258 of the Companies Act 1985 as substituted by section 21 of the Companies Act 1989.

4 For the purposes of this Schedule "Appeal" includes further appeal and application for leave to appeal or further to appeal.

SCHEDULE 3: AUTHORISATION TO CONNECT OTHER TELECOMMUNICATION SYSTEMS AND
            APPARATUS TO THE APPLICABLE SYSTEMS AND TO PROVIDE TELECOMMUNICATION SERVICES BY MEANS OF THE APPLICABLE SYSTEMS

1 Nothing in this Licence removes any need to obtain any other licence that may be required under any other enactment.

Connection Authorisation

2 Subject to paragraph 1, this Licence authorises the connection to the Applicable Systems of:

      (a)   any telecommunication system run under a Licence;

      (b) any telecommunication system outside the United Kingdom except a telecommunication system which the Secretary of State has notified the licensee should not, or as the case may be should cease to, be connected to the Applicable Systems;

      (c)   any earth orbiting apparatus, provided that:

            (i) the relevant requirements, if any, for consultation and compliance with specified operating parameters under the INTELSAT Operating Agreement, INMARSAT Convention and EUTELSAT Convention have been and continue to be satisfied;

            (ii) the relevant rules and standards, if any, issued under the INTELSAT Operating Agreement, INMARSAT Operating Agreement and EUTELSAT Operating Agreement have been and continue to be satisfied; and

            (iii) it is not earth orbiting apparatus to which the Secretary of
                  State has notified the Licensee that the Licensee should not, or as the case may be should cease to, connect the Applicable Systems;

      (d)   any telecommunication system run by the Crown;

      (e) telecommunication apparatus of every description which is comprised in a telecommunication system mentioned in paragraphs 2(a) to 2(d);

      (f) any telecommunication apparatus not comprised in the Applicable Systems which is for the time being Compliant Terminal Equipment or approved for connection to the Applicable Systems in accordance with section 22 of the Act; and

      (g)   any hearing aid.

Service Authorisation

3 Subject to paragraph 1, this Licence authorises the provision by means of the Applicable Systems of any telecommunication services except:

      (a)   International Simple Voice Resale Services;

      (b)   International Simple Data Resale Services;

      (c) conveyance of Messages for the delivery of one or more of the services specified in paragraphs (a) to (c) of section 72(2) of the Broadcasting Act 1990 for simultaneous reception in two or more Dwelling-Houses;

      (d) conveyance of Messages which have originated in the United Kingdom and are subsequently to be terminated in the United Kingdom, unless:

                  i) such Messages are also to be conveyed over a telecommunications system outside the United Kingdom; or

                  ii) such Messages are conveyed in compliance with any obligations imposed under Condition 2, Condition 3 or Condition 4 in Schedule 1 of this Licence; and

      (e)   any Mobile Radio Tails Service.

Definitions and interpretation

4 In this Schedule unless the context otherwise requires:

      (a) "Applicable Terminal Equipment" means apparatus which is applicable terminal equipment within the meaning of regulation 4 of the Telecommunications Terminal Equipment Regulations 1992;

      (b) "Compliant Terminal Equipment" means Applicable Terminal Equipment which satisfies the requirements of regulation 8 of the Telecommunications Terminal Equipment Regulations 1992;

      (c) "Dwelling-House" has the same meaning as in section 202 of the Broadcasting Act 1990;

      (d) "EUTELSAT Convention" means the Convention establishing the European Telecommunications Satellite Organisation EUTELSAT including its

            Preamble and its Annexes, opened for signature by governments at Paris, France on 15 July 1982, and any subsequent amendments made to it:

      (e) "EUTELSAT Operating Agreement" means the Operating Agreement relating to the European Telecommunications Satellite
            Organisation EUTELSAT, including its Preamble and Annexes, opened for signature at Paris, France on 15 July 1982, and any subsequent amendments made to it;

      (f) "INMARSAT Convention" means the Convention establishing the International Mobile Satellite Organisation (formerly the International Maritime Satellite Organisation) INMARSAT including its Preamble and its Annex, opened for signature by governments at London, England on 3 September 1976, and any subsequent amendments made to it;

      (g) "INMARSAT Operating Agreement" means the Agreement, including its Annex, opened for signature at London, England on 3 September 1976 by entities designated by governments party to the INMARSAT Convention, and any subsequent amendments made to it;

      (h) "INTELSAT Agreement" means the Agreement including its Annexes but excluding all titles of Articles, opened for signature by governments at Washington DC, USA, on 20 August 1971 by which the International Telecommunications Satellite Organisation INTELSAT was established, and any subsequent amendments made to it;

            (i) "International Private Leased Circuit" means a communication facility which is:

            (i) comprised both in a public telecommunication system and in an equivalent telecommunication system in a country or territory other than the United Kingdom;

            (ii) for the conveyance of Messages between points, all of which are points of connection between telecommunication systems referred to in paragraph 4(i)(i) and other telecommunication systems;

            (iii) made available to a particular person or particular persons;

            (iv) such that all of the Messages transmitted at any of the points mentioned in paragraph 4(i)(ii) are received at every other such point; and

            (v) such that the points mentioned in paragraph 4(i)(ii) are fixed by the way in which the facility is installed and cannot otherwise be selected by persons or telecommunication apparatus sending Messages by means of that facility;

      (j) "International Simple Data Resale Services" means telecommunication services consisting in the conveyance of Messages which do not include two-way live speech, but include only such switching, processing, data storage or protocol conversion as is necessary for the conveyance of those Messages in real time, which have been or are to be conveyed by means of all of the following;

            (i)   a Public Switched Network;

            (ii)  an International Private Leased Circuit; and

            (iii) the equivalent of a Public Switched Network in another country or territory;

            provided that conveyance of a Message by means of a Public Switched Network or, as the case may be, the equivalent of a Public Switched Network in another country or territory shall be disregarded where that Message is so conveyed in circumstances specified for the time being by the Secretary of State as not being material for the purposes of paragraph 3 and included in a list kept for the purpose by the Director and made available by him for inspection by the general public;

      (k) "International Simple Voice Resale Services" means telecommunication services consisting in the conveyance of Messages which include two-way live speech which have been or are to be conveyed by means of all of the following:

            (i)   a Public Switched Network;

            (ii)  an International Private Leased Circuit; and

            (iii) the equivalent of a Public Switched Network in another country or territory;

            provided that conveyance of a Message by means of a Public Switched Network or, as the case may be, the equivalent of a Public Switched Network in another country or territory shall be disregarded where that Message is so conveyed in circumstances specified for the time being by the Secretary of State as not being material for the purposes of paragraph 3 and included in a list kept for the purpose by the Director and made available by him for inspection by the general public;

      (l)   "Message" means anything falling within paragraphs (a) to (d) of section 4(1) of the Act;

      (m) "Mobile Radio Tails Service" means a telecommunication service consisting in the conveyance of Messages through the agency of Wireless Telegraphy to or from the Applicable Systems directly from or to any apparatus designed or adapted to be capable of being used while in motion;

      (n)   "Private Leased Circuit" means a communication facility which is:

            (i) provided by means of one or more public telecommunications systems;

            (ii) for the conveyance of Messages between points, all of which are points of connection between telecommunication systems referred to in paragraph 4(n)(i) and other telecommunication systems;

            (iii) made available to a particular person or particular persons;

            (iv) such that all of the Messages transmitted at any of the points mentioned in paragraph 4(n)(ii) are received at every other such point; and

            (v) such that the points mentioned in paragraph 4(n)(ii) are fixed by the way in which the facility is installed and cannot otherwise be selected by persons or telecommunication apparatus sending Messages by means of that facility;

      (o) "Public Switched Network" means a public telecommunication system by means of which two-way telecommunication services are provided whereby Messages are switched incidentally to their conveyance, and, for the avoidance of doubt, a Public Switched Network does not include Private Leased Circuits or International Private Leased Circuits; and

      (p) "Wireless Telegraphy" has the same meaning as in the Wireless Telegraphy Act 1949.

5 Expressions cognate with those referred to in this Schedule shall be construed accordingly.

SCHEDULE 4: EXCEPTIONS AND CONDITIONS RELATING TO THE APPLICATION OF THE TELECOMMUNICATIONS CODE

DEFINITIONS AND INTERPRETATION

1 In this Schedule, unless the context otherwise requires:

      (a)   "Agricultural" has the meaning given to it by paragraph 1 of
            Schedule 2 to the Act;

      (b) "Appropriate Authority" means a public authority of a type described in subsection 49(6) or, in Scotland, subsection 108(6) of the New Roads and Street Works Act 1991 or, in Northern Ireland, Article 7(5) of the Street Works (Northern Ireland) Order 1995;

      (c) "The Broads" means the area in which the Broads Authority exercises power of development control;

      (d)   "Condition" means a Condition in this Schedule;

      (e) "Cost Price" means the cost of any item of Telecommunication Apparatus, including the full cost of its installation, calculated before any charges for depreciation by the Licensee and modified to take account of any alteration in the CSO Price Index for Buildings and Works since it was installed;

      (f) "Duct" means a structure or apparatus (with appropriate entry points) installed underground in such a way that lines can be installed in it without having to break up the surface of the highway;

      (g) "Emergency" means an emergency of any kind, including any circumstance whatever resulting from major accidents, natural disasters and incidents involving toxic or radio-active materials;

      (h)   "Emergency Organisations" means in respect of any locality:

            (i) the relevant public police, fire, ambulance and coastguard services for that locality; and

            (ii) any other similar organisation in respect of which any public telecommunications operator licensed to operate in the locality in question is providing a Public Emergency Call Service on the day on which this License enters into force;

      (i) "Emergency Works" has the meaning given to it by section 52 or, in Scotland, section 111 of the New Roads and Street Works Act 1991 or, in Northern Ireland, Article 6 of the Street Works (Northern Ireland) Order 1995;

      (j) "Gross Book Value", in relation to any period referred to in paragraph 13.3, means the sum of the Cost Price of each piece of Telecommunication Apparatus installed by or on behalf of the Licensee under paragraph 9 of the Telecommunications Code before the beginning of that period;

      (k) "Highway Authority" means, in England and Wales, the highway authority as defined in section 1 of the Highways Act 1980 and, in Northern Ireland, the Department of the Environment for Northern Ireland;

      (l) "Line" has the same meaning as in paragraph (a) of the definition of "Telecommunication Apparatus" in paragraph 1 of Schedule 2 to the Act;

      (m)   "Maintainable Highway" has the meaning given to it by paragraph 1 of
            Schedule 2 to the Act as amended by paragraph 113(1) of Schedule 8 of the New Roads and Street Works Act 1991, or in the case of Northern Ireland, as amended by paragraph 9(a)(i) of Schedule 3 to the Street Works (Northern Ireland) Order 1995;

      (n) "Major Office" means the Licensee's registered office and such other offices as the Director, having consulted the Licensee, may direct;

      (o)   "New Forest" means the area defined in the New Forest Act 1964;

      (p)   "Planning Authority" means:

            (i) in relation to England and Wales, the local planning authority for the area in question within the meaning of section 1 of the Town and Country Planning Act 1990;

            (ii) in relation to Scotland, a planning authority within the meaning of section l72(1) of the Local Government (Scotland) Act 1973; and

            (iii) in relation to Northern Ireland, the Department of the
                  Environment for Northern Ireland;

      (q) "Public Emergency Call Services" means a telecommunication service by means of which any member of the public may, at any time and without incurring any charge, by means of any item of telecommunication apparatus which is lawfully connected to the Applicable Systems and which is capable of transmitting and receiving unrestricted two way voice telephony services when so connected, communicate as swiftly as practicable with any of the Emergency Organisations for the purpose of notifying them of an Emergency;

      (r) "Public Road" has the same meaning as in paragraph 1(1) of Schedule 2 to the Act, as amended by the Roads (Scotland) Act 1984 and the New Roads and Street Works Act 1991;

      (s)   "Relevant Area" means:

            (i) in relation to England and Wales, any area designated as a conservation area under sections 69 and 70 of the Planning (Listed Buildings and Conservation Areas) Act 1990;

            (ii) in relation to Scotland, any area designated as a conservation area under section 262 of the Town and Country Planning (Scotland) Act 1972;

            (iii) in relation to Northern Ireland, any area designated as a conservation area under Article 50 of the Planning (Northern Ireland Order 1991; and

            (iv) a park within the meaning of the Parks Regulation Acts 1872 to 1974;

      (t)   "Relevant Event" means:

            (i)   the revocation of this Licence;

            (ii) where the Licensee is not immediately granted another similar licence to run the Applicable Systems, the expiry of this Licence; or

            (iii) any of the events specified in paragraph 1(e) of Schedule 2 to this Licence; provided that paragraph 2 of that Schedule shall have effect for the purposes of this definition as it has for the purposes of paragraph 1 of that Schedule;

      (u) "Relevant Owner" means any person who owns or operates electric lines for the transport of electricity;

      (v) "Relevant Supplier" means in relation to an area in which the Licensee has installed or proposes to install any apparatus the person who is authorised by a licence granted under paragraph (b) or
            (c) of section 6(1) of the Electricity Act 1989, or in the case of Northern Ireland, under Article 10(1) of the Electricity (Northern Ireland) Order l992 to transmit or supply electricity;

      (w) "Relevant Undertaker" has the meaning given to it by paragraph 23(10) of Schedule 2 to the Act, and includes persons mentioned in paragraph 23(l0)(b) in respect of services and apparatus for the supply of water, or disposal of sewage, and additionally includes any undertaking for the supply of heat;

      (x) "Road" has the meaning given to it in section l07(1) of the New Roads and Street Works Act 1991;

      (y) "Road Works Authority" has the meaning given to it in section 108(1) of the New Roads and Street Works Act 1991;

      (z) "Roads Authority" has the same meaning as in section 151 of the Roads (Scotland) Act 1984;

      (aa) "Service Line" means any line placed or intended to be placed for the purpose of providing any telecommunication service to the occupier from time to time of any land, as distinct from lines placed or intended to be placed for the general purposes of any telecommunication system;

      (ab) "Statutory List of Buildings" is the list of buildings of special architectural or historic interest compiled by the Secretary of State under section 1(1) of the Planning (Listed Buildings and Conservation Areas) Act 1990 or under section 52 of the Town and Country Planning (Scotland) Act 1972 or in the case of Northern Ireland, compiled by the Department of the Environment for Northern Ireland under Article 42 of the Planning (Northern Ireland) Order 1991;

      (ac) "Street" has the meaning given to it by paragraph 1 of Schedule 2 to the Act, as amended by paragraph 113(1) of Schedule 8 of the New Roads and Street Works Act 1991, or in the case of Northern Ireland, as amended by paragraph 9(a)(ii) of Schedule 3 to the Street Works (Northern Ireland) Order 1995;

      (ad) "Street Authority" has the meaning given to it by section 49 of the New Roads and Street Works Act 1991, or in Northern Ireland by
            Article 7 of the Street Works (Northern Ireland) Order 1995;

      (ae) "Telecommunication Apparatus" shall have the extended meaning given to it by paragraph 1(1) of Schedule 2 to the Act;

      (af) "Traffic Authority" has the same meaning as in the Road Traffic Regulation Act 1984, or in Northern Ireland means the Department of the Environment for Northern Ireland; and

      (ag) "Urgent Works" in relation to England, Wales and Northern Ireland, has the meaning given in regulation 2 of the Street Works (Registers, Notices, Directions and Designations) Regulations 1992 and, in relation to Scotland, has the meaning given in regulation 2 of the Road Works (Registers, Notices, Directions and Designations) (Scotland) Regulations 1992.

2 Any word or expression used in this Schedule shall unless the context otherwise requires have the same meaning as it has in the Act.

3 For the purposes of interpreting this Schedule headings and titles shall be disregarded.

4 For the avoidance of doubt, it is hereby declared that the conditions in this Schedule apply in addition to any obligations of the Licensee in relation to England, Wales and Scotland under the New Roads and Street Works Act 1991 and the Public Utilities Street Works Act 1950, insofar as not superseded by the New Roads and Street Works Act 1991, and in relation to Northern Ireland under the Street Works (Northern Ireland) Order 1995.

5 Expressions cognate with those referred to in this Schedule shall be construed accordingly.

                                                                     Condition 1

CONSERVATION AREAS

1.1 Subject to paragraph 1.2 and except in the case of Emergency Works, any Line installed by the Licensee after the date on which this Licence enters into force in any Relevant Area shall be installed underground and no pole shall be installed in any such area after that date.

1.2 Notwithstanding paragraph 1.1, nothing in this Condition shall prevent the installation on or above the ground of:

      (a)   a Line or pole required temporarily for the purpose of Emergency
            Works;

      (b) a Line flown between poles or pylons belonging to a Relevant Owner and used by that Relevant Owner for the transport of electricity at a nominal voltage of at least 6,000 volts;

      (c)   an overhead Service Line flown from a pole installed:

            (i)   before the area was designated a conservation area; or

            (ii)  under paragraphs 1.2(f) or 1.2(g),

            provided that the Line is of not noticeably larger diameter than that of the majority of the Licensee's overhead Service Lines in the same locality;

      (d) an overhead Service Line flown from a building in a locality where overhead Service Lines attached to poles or buildings are already installed in adjacent streets or on neighbouring land by the Licensee for the purpose of providing telecommunication services, provided that the Line is of a not noticeably larger diameter than that of the majority of such other overhead Service Lines;

      (e) any other Line replacing an existing Line provided that the replacement Line is of a not noticeably larger diameter than that of the Line it replaces;

      (f) a replacement pole in a position not substantially different from the pole it replaces;

      (g) subject to paragraph 1.3, a pole (other than one mentioned in paragraph 1.2(f)) in a street or on neighbouring land where overhead Service Lines attached to poles are already installed by the Licensee in that street or on that neighbouring land for the purpose of providing telecommunication services; or

      (h) a Service Line affixed to and lying on the surface of the exterior structure of a building provided that the Line is of a not noticeably larger diameter than the majority of Service Lines affixed to and lying on the surface of the exterior structures of buildings in the same locality.

1.3 Before installing a pole under paragraph 1.2(g) the Licensee shall give the Planning Authority written notice of its intention to do so describing the proposed works and shall consider any written representations made by the Planning Authority within 28 days of the giving of the notice.

                                                                     Condition 2

LISTED BUILDINGS AND ANCIENT MOMENTS

2.1 Except in the case of Emergency Works, the Licensee shall before installing Lines, poles or other Telecommunication Apparatus in proximity to a building shown as Grade 1 or, as the case may be, Category A in the Statutory List of Buildings give written notice to the Planning Authority. Where the installation would detrimentally affect the character or appearance of the building, or its setting, and the Planning Authority indicates within 28 days of the giving of the notice that the installation should not take place, the Licensee may install the Apparatus only if the Secretary of State (after having consulted the Planning Authority) so directs in writing, or with the agreement of the Planning Authority.

2.2 For the avoidance of doubt it is hereby declared that nothing in this Licence affects:

      (a) the statutory requirement that the consent of the Secretary of State or, in the case of Northern Ireland, the Department of the Environment (NI), shall be obtained before any work is carried out which will affect the site of an ancient monument scheduled under Sections 1 and 2 of the Ancient Monuments and Archaelogical Areas Act 1979 or Article 3 of the Historic Monuments and Archaeological Objects (NI) Order 1995; or

      (b) the obligation imposed on the Licensee by virtue of section 7 of the Planning (Listed Buildings and Conservation Areas) Act 1990 (or by section 53 of the Town and Country Planning (Scotland) Act 1972 or by Article 44 of the Planning (Northern Ireland) Order 1991) to obtain listed building consent for any works which affect the character of a listed building, or involve the demolition of any part of such a building.

                                                                     Condition 3

OVERHEAD LINES

3.1 Without prejudice to Condition 1.1 and subject to paragraph 3.4, the Licensee shall take steps to ensure that, wherever practicable, taking into account the need to provide telecommunication services at the lowest reasonable cost, new Lines (other than overhead Service Lines flown from poles) installed after the date on which this Licence enters into force are installed underground.

3.2 The Licensee shall consider carefully a request by any person that any of its existing Lines be resited underground. If the Licensee is satisfied that the person making the request will pay the costs of placing any such Line underground, the Licensee shall, wherever it is reasonable and practicable, so place the Line. In other cases, except where the request is frivolous, the Licensee shall be obliged within 28 days of receiving it, to give notice in writing of its decision whether or not to accede to the request to the person making the request giving, where it decides to refuse, reasons.

3.3 Where telecommunication services are to be provided to a person occupying or proposing to occupy a new development the Licensee shall consider in conjunction with those responsible for the development and any other statutory undertaker providing or proposing to provide a service to persons occupying that development whether Lines can be installed underground on a shared cost basis.

3.4 Nothing in this Condition or Condition 4 shall prevent the Licensee from installing new overhead Telecommunication Apparatus where that Apparatus is supported on poles or pylons belonging to a Relevant Owner and used by that Relevant Owner for the transport of electricity at a nominal voltage of at least 6,000 volts.

                                                                     Condition 4

NATIONAL PARKS ETC

4.1 Subject to paragraph 4.2 and to Condition3.4, and except in the case of Emergency Works, before installing overhead Telecommunication Apparatus in any National Park, Area of Outstanding Natural Beauty, National Nature Reserve, National Scenic Area, the New Forest, or the Broads, and before installing any Apparatus or undertaking any works involving the breaking up of any land within any Limestone Pavement Area, Site of Special Scientific Interest, Area of Special Scientific Interest, Marine Nature Reserve or Natural Heritage Area, the Licensee shall give the Relevant Authority written notice of its intention to do so describing the proposed works.

4.2 Where:

      (a) the Licensee has given notice of proposed works in accordance with paragraph 4.1; and

      (b) the Relevant Authority has, within 28 days of the giving of the notice, made written representations to the Licensee about the proposed works,

the Licensee shall consider those representations and if it considers that, notwithstanding those representations, the proposed works which are the subject of that notice should be carried out in the form proposed in that notice or with modifications to take account of those representations it shall, before carrying out the proposed works, give written notice to the Relevant Authority of its intentions to carry out the proposed works and of the modifications, if any, of the proposed works and the reasons for its decision to do so.

4.3 The Licensee shall also comply with any direction given to it in writing by the Secretary of State or, in the case Northern Ireland, the Department of the Environment (NI), relating to giving notice to and considering representations made by any other authority exercising statutory functions in relation to any of the areas specified in paragraph 4.1 or such other environmentally sensitive areas as may be specified in the direction.

4.4 The Licensee shall not be required to give notice pursuant to paragraph 4.1 where the Apparatus to be installed consists solely of, or where works are to be undertaken on Apparatus consisting solely of:

      (a) an overhead Service Line affixed to and lying on the surface of the exterior structure of a building or flown from a pole provided that the line is of a not noticeably larger diameter than that of the majority of such overhead Service Lines in the same locality; or

      (b) a replacement pole installed in a position not substantially different from the pole it replaces but in carrying out any such installation or works as are referred to in this paragraph the Licensee shall have regard to the need to liaise effectively with the Relevant Authority.

4.5 In this Condition:

      (a)   in relation to England, Wales and Scotland:

            (i) "National Park" and "Area of Outstanding Natural Beauty" respectively mean any area designated and confirmed as such under section 5 or section 87 of the National Parks and Access to the Countryside Act 1949; and the Relevant Authority in relation thereto shall be the Planning Authority;

            (ii) "Site of Special Scientific Interest" means an area designated as such under section 28 of the Wildlife and Countryside Act 1981 or an area in respect of which the Secretary of State has made an order under section 29 of that Act. In both cases the Relevant Authority in respect of any such area shall be: in England, English Nature, established under the Environmental Protection Act 1990; in Scotland, Scottish Natural Heritage, established under the Natural Heritage (Scotland) Act 1991; and in Wales, the Countryside Council for Wales, established under the Environmental Protection Act 1990;

            (iii) "Limestone Pavement Area" means an area designated by the
                  Secretary of State or relevant authority under section 34 of the Wildlife and Countryside Act 1981; and the Relevant Authority in England and Wales is the Planning Authority and in Scotland is the Planning Authority exercising district planning functions;

            (iv) "National Scenic Area" means any area in Scotland designated as such under the Town and Country (Planning) Scotland Act 1972; and the Relevant Authority in relation thereto is Scottish Natural Heritage, established under the Natural Heritage (Scotland) Act 1991;

            (v) "Marine Nature Reserve" means an area designated by the Secretary of State under section 36 of the Wildlife and Countryside Act 1981. The Relevant Authority in relation thereto shall be in England, English Nature, established under the Environmental Protection Act 1990; in Scotland, Scottish Natural Heritage, established under the Natural Heritage (Scotland) Act 1991; and in Wales, the Countryside Council for Wales, established under the Environmental Protection Act 1990; and

            (vi) "Natural Heritage Area" means any area in Scotland designated as such under the Natural Heritage (Scotland) Act 1991 and the Relevant Authority in relation thereto shall be Scottish Natural Heritage, established under that Act; and

      (b)   in relation to Northern Ireland:

            (i)   "National Park" means any area designated as such under
                  Article 12(l) of the Nature Conservation and Amenity Lands
                  (NI) Order 1985 (S.I.1985/170 (NI 1)); and the Relevant Authority in relation thereto shall be the Department of the Environment for Northern Ireland; and

            (ii) "Area of Outstanding Natural Beauty" means any area established in accordance with Section 10 of the Amenity Lands Act (Northern Ireland) 1965 or designated under Article 14(1) of the Nature Conservation and Amenity Lands (NI) Order 1985 (S.I. 1985/170 (NI 1)); and the Relevant Authority in relation thereto shall be the Department of the Environment for Northern Ireland; and

            (iii) "Area of Special Scientific Interest" means an area designated under Article 24(1) of the Nature Conservation and Amenity Lands (NI) Order 1985 (S.I. 1985/170 (NI I)) as amended by
                  Article 10 of the Nature Conservation and Amenity Lands (Amendment) (NI) Order 1989, as amended by Article 10 of the Nature Conservation and Amenity Lands (Amendment) (NI) Order 1989 (SI 1989/492 (NI 3)); and the Relevant Authority in relation thereto means the Department of the Environment for Northern Ireland; and

            (iv) "National Nature Reserve" means any land declared to be a national nature reserve under Article 18(1) of the Nature Conservation and Amenity Lands (NI) Order 1985 (SI 1985/170 (NI 1)); and the Relevant Authority in relation thereto shall be the Department of the Environment for Northern Ireland.

                                                                     Condition 5

NATIONAL TRUST AND NATIONAL TRUST FOR SCOTLAND

5.1 Except in the case of Emergency Works, before installing any Telecommunication Apparatus for the purpose of providing a service to the occupier of any land which the National Trust or the National Trust for Scotland has notified the Licensee that it owns, or holds any interest in, the Licensee shall give the relevant regional office of whichever of those bodies is concerned written notice of its intention to do so, describing the proposed works; and shall consider any written representations made within 28 days of the giving of such notice to it by either of those bodies.

                                                                     Condition 6

MAINTAINABLE HIGHWAYS AND PUBLIC ROADS

6.1 Except in the case of Emergency Works or Urgent Works, before executing any works involving the breaking up of a Maintainable Highway or, in Scotland, a Public Road in connection with the installation, inspection, maintenance, adjustment, repair or alteration of any Telecommunication Apparatus in that Highway or that Road the Licensee shall:

      (a) in the case of an overhead Line or an underground Service Line, consider any written representations made by the Highway Authority or, in Scotland, the Road Works Authority within seven working days after the giving of any such notice as is required to be given, in England and Wales, to the Highway Authority under section 55 of the New Roads and Street Works Act 1991 or, in Scotland, to the Road Works Authority under section 114 of the New Roads and Street Works Act 1991 or, in Northern Ireland, to the Highway Authority under paragraphs 1(3) and 3(2)(a) of Schedule 3 to the Electricity Supply
            (NI) Order 1972 as amended by the Telecommunications (Street Works)
            (NI) Order 1984;

      (b) in all other cases, consider any such written representations made within 29 days of the giving of any such notice; and

      (c) unless the Highway Authority or, in Scotland, the Road Works Authority consents otherwise, shall not commence those works until the expiry of seven working days or 29 days as the case may be.

                                                                     Condition 7

PLACING OF UNDERGROUND LINES IN DUCTS

7.1 All lines installed underground after the date on which this Licence enters into force, in a part of a Maintainable Highway which is paved or in a Street which the Highway Authority has notified the Licensee is to be paved, shall, whenever practicable, be installed in Ducts.

7.2 In Scotland, all lines installed underground after the date on which this Licence enters into force, in a part of a Road which is paved or in a Road which the Road Works Authority has notified the Licensee is to be paved, shall, whenever practicable, be installed in Ducts.

                                                                     Condition 8

HEIGHT OF OVERHEAD LINES

8.1 Lines installed over the carriageway of a Maintainable Highway or, in Scotland, a Public Road shall be placed at a height of not less than 5.5 metres above the carriageway (or in the case of a designated high load route not less than 6.7 metres), except where the Highway Authority or, in Scotland, the Roads Authority has previously otherwise agreed in writing.

                                                                     Condition 9

MAINTENANCE AND THE SAFETY OF APPARATUS

9.1 The Licensee shall from time to time inspect its Telecommunication Apparatus which is not inside a building and which is on or above the surface of the ground with a view to ensuring that it will not cause physical harm to other persons or property; and the Licensee shall notify the Director and the Highway Authority of its arrangements for inspecting such Apparatus.

9.2 In addition to carrying out inspections of its own Apparatus on or above the surface of the ground the Licensee shall take such steps as are appropriate in the circumstances to investigate any report (other than a frivolous one) of any of its Apparatus (wherever situated) being in a dangerous state and to remove any danger.

                                                                    Condition 10

ARRANGEMENTS WITH ELECTRICITY SUPPLIERS

10.1 Before exercising any rights under the Telecommunications Code in the authorised area of any Relevant Supplier, the Licensee shall use its best endeavours to enter into an agreement with that Relevant Supplier as to the engineering principles to be adopted and the allocation and apportionment of costs which arise:

      (a) when the Licensee installs and keeps installed apparatus in proximity to plant which is already installed and which is the responsibility of a Relevant Supplier: and

      (b) when a Relevant Supplier gives notice to the Licensee that it proposes to install its plant in proximity to any of the Licensee's apparatus which is already installed.

1O.2 The Licensee shall:

      (a)   within three months of this Licence coming into force; and

      (b) after the expiry of the period of three months beginning on the date when this Licence comes into force, within three months of the commencement of any negotiations for the making of any such agreement as is mentioned in paragraph 10.1.

inform the Director of the steps taken to implement paragraph 10.1 and of the terms of any agreement entered into by it with the Relevant Supplier.

10.3 Where the Licensee has not offered to enter into such an agreement as is mentioned in paragraph 10.1 being an agreement which makes reasonable provision for securing that:

      (a) the Licensee will, when installing its apparatus in proximity to plant of the Relevant Supplier which is already installed, protect its apparatus from electrical interference from that plant; and

      (b) the Relevant Supplier will, when installing its plant in proximity to apparatus of the Licensee which is already installed, protect that apparatus of the Licensee from electrical interference from that plant, the Licensee shall only install apparatus of such a kind and in such a position as will not be adversely affected by or of itself adversely affects any plant of the Relevant Supplier which is already installed.

1O.41 In this Condition, the words "authorised area" have the meaning ascribed to them in section 6(9) of the Electricity Act 1989 and, in Northern Ireland,
Article 3 of the Electricity (NI) Order 1991.

                                                                    Condition 11

INSTRUCTIONS FOR THE INSTALLATION OF APPARATUS

11.1 Without prejudice to any of its statutory obligations the Licensee shall take all reasonable steps to secure (in particular by giving instructions to its employees and agents) that:

      (a) where apparatus is to be installed underground in a Street or, in Scotland, a Road, the normal practice will be to place it in the verge or footway (or the prospective verge or footway), if any, rather than the carriageway;

      (b) provision is made for any new Ducts installed after the date on which this Licence comes into effect to, contain sufficient spare capacity to meet demand which is reasonably foreseeable by the Licensee for telecommunication services provided by it;

      (c) where apparatus is to be installed underground in a Street or, in Scotland, a Road the Street Authority or, in Scotland, the Road Works Authority and Relevant Undertakers are consulted about the appropriate depth of cover for the apparatus and its lateral position in that Street or Road, as the case may be;

      (d) effective liaison is maintained with Highway Authorities or, in Scotland, Road Authorities with a view to ensuring that works which entail breaking up the surface of a Maintainable Highway or, in Scotland, a Public Road are carried out in advance of scheduled resurfacing works or together with other schemes affecting the highway;

      (e) effective liaison is maintained with Relevant Undertakers with a view to avoiding the disruption of the services provided by those persons;

      (f) effective liaison is maintained, with the Street Authority or, in Scotland, the Road Works Authority in order to ensure that

            (i) all works are executed in accordance with the provisions of and made under sections 65 to 69 or, in Scotland, sections 124 to 128 of the New Roads and Street Works Act 1991 or, in Northern Ireland, Schedule 3 to the Electricity Supply (NI) Order 1972 as amended by the Telecommunications (Street Works)
                  (NI) Order 1984; and

            (ii) following the execution of the works, the Licensee discharges its duties of reinstatement of the Street under sections 70 to 73 or, in Scotland, sections 129 to 132 of the New Roads and Street Works Act 1991 or, in Northern Ireland, paragraphs 1 to 5 of Schedule 3 to the Electricity Supply (NI) Order 1972 as amended by the Telecommunications (Street Works) (NI) Order 1984; and

            (iii) in England and Wales the Street Works Register or, in
                  Scotland, the Road Works Register contains such information in respect of the works carried out as may be required under section 53 or, in Scotland, section 112 of the New Roads and Street Works Act 1991;

      (g) with a view to reducing to a minimum the need for the erection of new poles or the construction of new Ducts, before installing any such poles or Ducts steps will be taken to investigate the possibility of using poles, Ducts or other conduits which are already installed;

      (h) the minimum practicable number of poles and other items of apparatus is installed, allowing for estimated growth in demand for telecommunication services;

      (i) the visual amenity of properties (in particular buildings in the Statutory List of Buildings which have been notified by the Planning Authority to the Licensee as deserving special consideration) in proximity to which poles or other items of apparatus are installed is protected as far as practicable;

      (j) Telecommunication Apparatus is placed so that it does not present safety hazards;

      (k) underground Lines to be installed in Agricultural land are installed at such a depth that they will not interfere with the use of the land for Agricultural purposes, unless the occupier, any superior lessee and the freeholder agree otherwise; and

      (l) effective liaison is maintained with the Planning Authority in respect of the arrangements for the installation of Telecommunication Apparatus in Local Nature Reserves designated under section 21 of the National Parks and Access to the Countryside Act 1949.

11.2 The Licensee shall within three months of the date on which this Licence enters into force, and thereafter from time to time as the Director may require, furnish details to the Director of the instructions given in accordance with paragraph 11.1.

11.3 The requirement specified in paragraph 11.1(i) is without prejudice to Condition 2.1.

                                                                    Condition 12

RECORDS OF APPARATUS

12.1 The Licensee shall keep records of any of its apparatus installed underground after the date on which this Licence enters into force which can be made available in the form of route plans based on Ordnance Survey map backgrounds of one of the following scales (1:500, 1:625, 1:1,250, 1:2,500, 1:10,000) according to the density of development in the area concerned.

12.2 The Licensee shall provide by means of a telecommunication system free of charge, to any Highway Authority or, in Scotland, any Roads Authority or other person who is intending to undertake works in the vicinity of any Telecommunication Apparatus it has installed underground, a service furnishing information about the location of that Apparatus and shall whenever practicable:

      (a)   respond to bona fide enquiries; and

      (b) where necessary confirm its advice in diagrammatic form and make trained staff available to give on-site advice about such Apparatus so installed,

and shall also respond to any other reasonable request from a Highway Authority or, in Scotland, a Roads Authority, for information about the location of the Licensee's apparatus installed underground.

12.3 The Licensee shall co-operate in any joint projects involving the Highway Authority or, in Scotland, the Roads Authority or Relevant Undertakers which have as their purpose the recording and making available of information about underground apparatus, unless the Director agrees that it would be inappropriate having regard to its existing practice in the area concerned for it to do so.

                                                                    Condition 13

FUNDS FOR MEETING LIABILITIES

13.1 Subject to paragraph 13.3 the Licensee shall make arrangements which are adequate to ensure that sufficient funds are available after the Relevant Event occurs for meeting the liabilities described in paragraph 13.2 which have arisen on or before the date on which that Event occurred or may arise thereafter from the exercise of rights conferred upon the Licensee by paragraph 9 of the Telecommunications Code.

13.2 The liabilities referred to in paragraph 13.1 are:

      (a) liabilities, including those for the payment of indemnities in respect of costs or expenses incurred, or arising under the New Roads and Street Works Act 1991 towards:

            (i) any Appropriate Authority, Traffic Authority or other responsible authority under that Act:

            (ii) any other person having authority to execute works in, or having apparatus in, a Street;

            (iii) any concessionaire within the meaning of section 1 of that
                  Act;

      (b) any other costs or expenses reasonably incurred by any Appropriate Authority or other responsible authority in making good any damage caused by the installation or removal of Telecommunication Apparatus, whether such damage occurs before or after the Relevant Event;

      (c) any other costs or expenses reasonably incurred by any Appropriate Authority or other responsible authority after the Relevant Event occurs in removing any Telecommunication Apparatus:

            (i)   which is installed under, over, along or across a Street;

            (ii) which is not, or is no longer, used for the purposes of any telecommunication system and in relation to which there is no reasonable likelihood that it will be so used; and

            (iii) the removal of which is desirable having regard to any harm it may cause to other persons or property, or to the visual amenity of properties in proximity to which the Apparatus is installed.

13.3 The funds available under paragraph 13.1 shall include, in relation to the period extending from the date on which this Licence enters into force until 31 March 1997 and, thereafter, in relation to every period of one year beginning on 1 April:

      (a)   an amount which is equal to:

            (i)   10 per cent of the Gross Book Value: or

            (ii)  (pounds)1,000,000,

            whichever is the lesser, or such greater amount as the Director may direct; and

      (b) an amount which, having regard to any works begun by the Licensee before the beginning of the period in question, is sufficient to meet any liabilities of the kinds described in paragraph 13.2(a) which may arise.

13.4 The Licensee shall:

      (a)   within three months of this Licence coming into force; and

      (b)   once a year thereafter,

inform the Director of the steps taken to implement this Condition.

13.5 Where:

      (a) the Licensee has failed to inform the Director in accordance with paragraph 13.4; or

      (b) the Director is not satisfied that the arrangements made by the Licensee are adequate to secure that sufficient funds are available after the Relevant Event occurs for meeting the liabilities described in paragraph 13.1 the Director may direct the Licensee to take such steps as the Director considers appropriate for the purpose of securing that such sufficient funds are available and the Licensee shall comply with any such direction.

                                                                    Condition 14

EMERGENCY WORKS AND URGENT WORKS

14.1 Without prejudice to the duties of the Licensee under sections 55, 57 and 93 or, in Scotland, sections 116 and 152 of the New Roads and Street Works Act 1991 or, in Northern Ireland, paragraphs 6 and 6A of Schedule 3 to the Electricity Supply (NI) Order 1972 as amended by the Telecommunications (Street Works) (NI) Order 1984 concerning the giving of notice in respect of Emergency Works or Urgent Works, the Licensee shall provide, in addition to the information contained in any such notice, a reasonable estimate of the date by which the Emergency Works or the Urgent Works are expected to be completed and a statement of the grounds for the need to execute those Emergency Works or Urgent Works, as the case may be.

                                                                    Condition 15

PUBLIC EVENTS AND CONSTRUCTION SITES

15.1 Where the Licensee is to provide telecommunication services for a limited period at the site of a public event or a construction site, it may install overhead Lines and associated poles to provide that service notwithstanding Conditions 1, 2, 4 and 5, provided that the Lines or poles are removed within a reasonable period after the end of the event or after the work at the construction site is complete.

                                                                    Condition 16

EMERGENCY ORGANISATIONS

16.1 Where the Licensee is to provide any telecommunication service for a limited period to an Emergency Organisation in an Emergency it may, notwithstanding Conditions 1, 2, 4, 5, 6 and 8, install overhead Lines and associated poles for the purposes of providing such services as are made necessary by the Emergency provided that any such line or pole is removed within a reasonable period after such services cease to be required.

                                                                    Condition 17

PUBLIC INSPECTION OF CODE RELATED LICENCE CONDITIONS

17.1 The Licensee shall place a copy of this Schedule and of every direction given to the Licensee under section 10(4) of the Act in a publicly accessible part of every Major Office of the Licensee in such a manner and in such a place that it is readily available for inspection free of charge by the general public during such hours as the Secretary of State may by order prescribe under section 19(4) of the Act for the register of licences and orders to be open for public inspection or in the absence of any such order having been made by the Secretary of State, during normal office hours.

Price (pounds)10
Copies of this licence are available from OFTEL Library, 50 Ludgate Hill, London EC4M 7JJ (telephone 0171 634 8764)

c. Crown Copyright

Issued by the Department of Trade and Industry

SPECIFICATION BY THE SECRETARY OF STATE FOR THE PURPOSES OF CONDITIONS 15 AND 16 OF THE LICENCE GRANTED TO HERMES EUROPE RAILTEL B.V. ON 18 DECEMBER 1996

1. The Secretary of State in accordance with paragraph 15.1 of Condition 15 and paragraph 16.1 of Condition 16 of Schedule 1 to the Licence granted to Hermes Europe Railtel B.V. under section 7 of the Telecommunications Act 1984 on 18 December 1996 (the "Licence") hereby specifies that the provisions of Conditions 15 and 16 to Schedule 1 shall not apply in respect of the countries and territories listed below:

      Australia
      Austria
      Belgium
      Canada
      Denmark
      Finland
      France
      Germany
      Gibraltar
      Greece
      Iceland
      Ireland
      Italy
      Liechtenstein
      Luxembourg
      Netherlands
      New Zealand
      Norway
      Portugal
      Spain
      Sweden
      United States of America

2. In this specification words and phrases shall have the same meaning as in the Licence.


/s/ Iain Osborne


Iain Osborne
For the Secretary of State
18 December 1996

SPECIFICATION BY THE SECRETARY OF STATE FOR THE PURPOSES OF PARAGRAPHS 1(s) AND 1(t) OF SCHEDULE 1 AND PARAGRAPHS 4(j) AND 4(k) OF SCHEDULE 3 TO THE LICENCE GRANTED TO HERMES EUROPE RAILTEL B.V. ON 18 DECEMBER 1996

1.  The Secretary of State in accordance with paragraphs 1(s) and 1(t) of
Schedule 1 and paragraphs 4(j) and 4(k) of Schedule 3 to the Licence granted to Hermes Europe Railtel B.V. under section 7 of the Telecommunications Act 1984 on 18 December 1996 (the "Licence") hereby specifies that the circumstances in paragraph 2 below are not material for the purposes of paragraph 3 of Schedule 3 to the Licence.

2. The circumstances referred to in paragraph 1 above are those where a Message is so conveyed from or to a telecommunication system by means of which that Message is initially sent or received exclusively for the purpose of carrying out such initial or final switching of that Message as could lawfully have been carried out by the person running that system, or another on that person's behalf, under the Class Licence for the Running of Self Provided Telecommunication Systems granted by the Secretary of State under section 7 of the Telecommunications Act 1984 on 9 September 1996 and any successors to that licence on the premises where that Message was initially sent or, as the case may be, ultimately received.

3. In this specification words and phrases shall have the same meaning as in the Licence.


/s/ Iain Osborne


Iain Osborne
For the Secretary of State
18 December 1996